INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

[X] Definitive Information Statement

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                         ALADDIN SYSTEMS HOLDINGS, INC.
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                  (Name of Registrant As Specified In Charter)
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Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


1) Title of each class of securities to which transaction applies:
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2) Aggregate number of securities to which transaction applies:
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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee is determined in accordance with Rule 0-11 based upon the consideration being paid which is $8,000,000.00.
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4) Proposed maximum aggregate value of transaction: $8,000,000.00
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5) Total fee paid: $1,600.00
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[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:
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2)Form, Schedule or Registration Statement No.:
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3)Filing Party:
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4)Date Filed:
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




                         ALADDIN SYSTEMS HOLDINGS, INC.
--------------------------------------------------------------------------------

                               245 WESTRIDGE DRIVE
                              WATSONVILLE, CA 95076

                              INFORMATION STATEMENT

                                 MARCH 16, 2004

                               GENERAL INFORMATION


      This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of our subsidiary Aladdin Systems Holdings, Inc., a Nevada Corporation (the "Company") in connection with the sale of our Aladdin Systems, Inc. subsidiary (the "Transaction") to International Microcomputer Systems, Inc. ("IMSI").

      The Company's Board of Directors, on January 19, 2004, approved the Transaction. The Transaction also required approval by a majority of the voting power of all outstanding shares of the Company's Common Stock. In order to accelerate Stockholder approval and to reduce the costs of obtaining Stockholder approval, our Board of Directors elected to obtain such approval by seeking the written consent of the holders of a majority in interest of our Common Stock (the "Consent"). On January 21, 2004, we executed a Stock Purchase Agreement with IMSI. On or about February 2, 2004, Stockholders, who own in the aggregate 8,951,051 shares of our Common Stock, representing approximately 73.1% of our outstanding shares (the "Majority Stockholders"), gave their written consent to the Transaction.

      The elimination of the need for a special meeting of Stockholders to approve the Transaction is made possible by Chapter 78 of the Nevada Revised Statutes (referred to herein as the "Nevada Corporation Act" or the "NCA") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                     YOU ARE REQUESTED NOT TO SEND A PROXY.

      Under certain rules of the Securities and Exchange Commission, the Transaction may not be completed until 20 days after the mailing of this Information Statement have elapsed. This Information Statement is dated March 16, 2004, and is first being mailed or otherwise distributed to our stockholders on or about March 17, 2004.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION                                                              5
SUMMARY                                                                                                  6
     The Companies                                                                                       6
     Terms of the Transaction                                                                            7
     Our Majority Stockholders; No Further Stockholder Approval Required                                 8
     Approval by the Board of Directors                                                                  8
     Interests of Officers and Directors in the Transaction                                              8
     What is Needed to Complete the Transaction                                                          8
     Termination of the Stock Purchase Agreement                                                         8
     Material United States Federal Income Tax Consequences of the Transaction                           8
     Appraisal Rights                                                                                    9
CAUTIONARY STATEMENT CONCERNING
           FORWARD-LOOKING STATEMENTS                                                                    9
THE TRANSACTION                                                                                          9
     Background of  the Transaction                                                                     10
     Sale and Purchase of the Stock of Aladdin Systems                                                  10
     Our Majority Stockholders; No Further Stockholder Approval Required                                10
     Approval by the Board of Directors                                                                 11
     Certain Effects of the Transaction                                                                 11
     Interests of Officers and Directors in the Transaction                                             11
     Regulatory Matters                                                                                 11
     Change of Control                                                                                  11
     Material United States Federal Income Tax Consequences                                             11
     Prior Commercial Relationships                                                                     12
THE STOCK PURCHASE AGREEMENT                                                                            12
     Purchase and Sale of Stock in Aladdin Systems                                                      12
     Effect of the Transaction                                                                          12
     Consideration                                                                                      12
     Completion of the Transaction                                                                      13
     Representations and Warranties                                                                     13
     Indemnification                                                                                    16
     Covenants                                                                                          16
     Conditions to Completing the Transaction                                                           19
           Conditions to the Obligations of the Company                                                 19
           Conditions to the Obligation of IMSI                                                         20
     Termination                                                                                        21
     Submission to Jurisdiction                                                                         22
     Amendment and Waiver                                                                               22
     Fees and Expenses                                                                                  22
ESCROW AGREEMENT                                                                                        22
REGISTRATION RIGHTS AGREEMENT                                                                           22
PLEDGE AGREEMENT                                                                                        23
APPRAISAL RIGHTS                                                                                        23
PROFORMA FINANCIAL DATA                                                                                 23

                                                                               3


BENEFICIAL OWNERSHIP OF COMMON STOCK                                                                    26
RECORD DATE                                                                                             27
EXPENSES OF INFORMATION STATEMENT                                                                       27
WHERE YOU CAN FIND MORE INFORMATION                                                                     27
INCORPORATION OF DOCUMENTS BY REFERENCE                                                                 28

Exhibit A--WRITTEN CONSENT OF STOCKHOLDERS
Exhibit B--STOCK PURCHASE AGREEMENT

                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION


Q: WHAT TRANSACTION HAS BEEN APPROVED?

A: IMSI will acquire our Aladdin Systems subsidiary for $8,000,000 to be paid in a combination of cash, promissory notes and newly issued shares of IMSI common stock plus an additional amount of up to $2,000,000 in cash to be earned based upon the revenues of Aladdin Systems during the three year period following the closing of the Transaction.

Q: WHAT WILL BE THE EFFECT OF THE TRANSACTION?

A: As a result of the Transaction, Aladdin Systems will become a wholly-owned subsidiary of IMSI. Since the Transaction is the sale of one of the Company's subsidiaries and not the Company itself, as of the Closing of the Transaction, the Company will continue to exist. Additional, the Company's Aladdin Enterprise Solutions, Inc, subsidiary will remain in business and trading in our common stock on the OTC Bulletin Board will continue under the symbol "ALHI".

Q: WHAT IS THE REASON FOR THE TRANSACTION?

A: The principal purpose of the Transaction is to enable the Company to realize a sale of Aladdin Systems and provide the Company with funds to, among other things, seek other business opportunities, pay dividends to stockholders, and for other potential purposes, all within the discretion of the Board of Directors of the Company.

Q: HAS THE BOARD OF DIRECTORS ALREADY APPROVED THE TRANSACTION?

A: Yes. After careful consideration, on January 19, 2004, each member of our Board of Directors, unanimously approved the Stock Purchase Agreement and the Transaction, and has declared the Transaction to be fair and in the best interests of the Company and its Stockholders.

Q: WHY IS THERE NO STOCKHOLDER VOTE?

A: The Majority Stockholders of the Company, who together own approximately 73.1% of our outstanding Common Stock, have acted by written consent to adopt the Stock Purchase Agreement and approve the Transaction. This action by written consent is sufficient to ensure that Stockholders owning a majority of the Company's common stock adopt the Stock Purchase Agreement and approve the Transaction without the vote of any other stockholder. Accordingly, your approval is not required and is not being sought.

Q: WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A: Applicable laws require us to provide you with information regarding the Transaction, even though your vote is neither required nor requested to complete the Transaction.

Q:  WHAT HAPPENS IF THE TRANSACTION IS NOT COMPLETED?

A: If the Transaction is not completed, we will continue to own Aladdin Systems. We may be required to pay a termination fee to IMSI if the Transaction is not completed for certain reasons.

Q:  WHEN WILL THE TRANSACTION BE COMPLETED?

A: We are working towards completing the Transaction as quickly as possible. We currently anticipate completing the Transaction on or about April 10, 2004.

Q: WHAT DO I NEED TO DO NOW?

A: You do not need to do anything now. This Information Statement is for your information only and it does not require or request you to take any action.

Q: WHO CAN HELP ANSWER MY OTHER QUESTIONS ABOUT THE TRANSACTION?

A: If you have any questions, require assistance or need additional copies of this Information Statement or other related materials, you should contact:

         Alexandra Gonzalez, Chief Financial Officer
         Aladdin Systems Holdings, Inc.
         245 Westridge Drive
         Watsonville, CA 95076
         (831) 761-6200

                                     SUMMARY

This summary highlights selected information from this Information Statement. It may not contain all of the information that is important to you. To better understand the Transaction and the related documents and for a more complete description of the legal terms of the Transaction, you should carefully read this Information Statement and the documents to which we refer you to that are annexed to or incorporated by reference into this Information Statement. Additional information about Aladdin Systems Holdings has been filed with the Securities and Exchange Commission and is available as described under "Where You Can Find More Information" on page 27.

THE COMPANIES

Aladdin Systems Holdings, Inc.
245 Westridge Drive
Watsonville, CA 95076
(831) 761-6200

We are a technology holding company located in Watsonville, California. Through our two wholly-owned subsidiaries Aladdin Systems, Inc. ("Aladdin Systems") and Aladdin Enterprise Solutions, Inc. ("Aladdin Enterprise Solutions"), we focus on providing software products that align people, business and technology and serve the consumer, small business and corporate enterprise markets. Both our subsidiaries are engaged primarily in developing, publishing, distributing and marketing software. Aladdin Systems is the developer and publisher of software for the Macintosh and Windows markets including the industry leading StuffIt line of data compression products as well as the publisher of other software products including Spring Cleaning, Internet Cleanup, iClean and DragStrip. Aladdin Systems also publishes compilations of third party software products under the "Ten for X" brand. Aladdin Enterprise Solutions develops and publishes the NMX ActionPoint software suite which includes applications that facilitate the control of network access, quality of service and prioritization of critical applications. Our web site is at www.aladdinsys.com. Information on the web site is not part of this Information Statement.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. ("IMSI")
100 Rowland Way
Novato, CA 94945
Phone: (415) 878-4000

IMSI develops and publishes software targeted to small and medium-sized businesses, professionals and consumers in two separate divisions. The Precision Design Division anchored by IMSI's flagship product, TurboCAD and the recently acquired DesignCAD line, also develops and markets other visual content and design software such as FloorPlan. The division also includes several online properties focused on the sale of content and services to the architectural, engineering and construction market through its stock house plans site at HousePlanGuys.com, its CAD add-on store, Cadalog.com and the online CAD symbol site, CADsymbols.com. The Business Applications Division provides businesses and end users with software solutions through its popular products such as TurboProject, FormTool, FlowCharts&More, HiJaak and TurboTyping. IMSI's Keynomics division provides ergonomic and keyboard training to Fortune 1000 companies for worker-related safety, productivity, and ergonomic compliance improvements. IMSI's Web site is located at www.imsisoft.com. Information on such Web site is not a part of this Information Statement.

TERMS OF THE TRANSACTION (SEE PAGE 10)

Pursuant to the Stock Purchase Agreement, IMSI will acquire all of the issued and outstanding common stock of Aladdin Systems for a total of $8,000,000 to be paid in a combination of cash, promissory notes and newly issued shares of IMSI common stock plus an additional amount of up to $2,000,000 in cash to be earned based upon the revenues of Aladdin Systems during the three year period following the closing of the Transaction. As of the closing of the Transaction, Aladdin Systems will become a wholly-owned subsidiary of IMSI and we will continue in business and continue to operate our Aladdin Enterprise Solutions subsidiary. Additionally, our common stock will continue to be listed on the OTC Bulletin Board electronic quotation system under the symbol "ALHI".

OUR MAJORITY STOCKHOLDERS; NO FURTHER STOCKHOLDER APPROVAL REQUIRED (SEE PAGE
10)

A majority vote of Aladdin Systems Holdings' Stockholders was required to approve the Stock Purchase Agreement and Transaction. Under Nevada law, such approval may be provided by written consent of a majority of stockholders and without a meeting of the stockholders. On February 2, 2004, the Majority Stockholders, who together own 8,951,051 shares or approximately 73.1% of our outstanding Common Stock, executed the written Consent approving the Stock Purchase Agreement and the Transaction. Accordingly, your approval of the Transaction is not required, and is not being sought. A copy of the Consent is included as Exhibit A.

APPROVAL BY THE BOARD OF DIRECTORS (SEE PAGE 11)

After careful consideration, on January 19, 2004, the members of our Board of Directors, have unanimously approved the stock purchase agreement and the Transaction, and have declared the Transaction to be fair and in the best interests of the Company and its Stockholders.

INTERESTS OF OFFICERS AND DIRECTORS IN THE TRANSACTION (SEE PAGE 11)

Three of our executive officers, Jonathan Kahn, Darryl Lovato and Alexandra Gonzalez will continue to be employed by Aladdin Systems after the closing of the Transaction. In addition, Messrs. Kahn and Lovato are also members of our Board of Directors. Another member of our Board of Directors, Brad Peppard is employed as a consultant to Aladdin Systems and will continue to be after the Closing. Other than Messrs. Kahn, Lovato and Peppard and Ms. Gonzalez, none of our directors or executive officers will be employed by or otherwise have any role in the management of Aladdin Systems or any of its affiliates following the Transaction. No other party related or affiliated with the Company has any interest in the Transaction.

WHAT IS NEEDED TO COMPLETE THE TRANSACTION (SEE PAGE 13)

Completion of the Transaction is subject to the satisfaction or waiver of certain conditions. We do not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the Transaction other than approvals, filings or notices required under federal securities laws.

TERMINATION OF THE STOCK PURCHASE AGREEMENT (SEE PAGE 21)

The parties may mutually agree at any time to terminate the Stock Purchase Agreement without completing the Transaction. Either party may terminate the Stock Purchase Agreement if the Transaction is not consummated within 40 days of the date thereof, unless the failure to consummate the Transaction is the result of a breach of the stock purchase agreement by the party seeking to terminate it, and for other reasons. Notwithstanding the foregoing, such date will be extended in the event that we receive comments from the Securities and Exchange Commission regarding this Information Statement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION (SEE PAGE 12)

Since no action is being taken in connection with the currently outstanding shares of the Company's common stock, no gain or loss is anticipated to be recognized by the Company's Stockholders in connection with the Transaction.

APPRAISAL RIGHTS (SEE PAGE 23)

Pursuant to Nevada law, the Stockholders of Aladdin Systems Holdings have no right to dissent from the Transaction.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

      This information statement and our filings with the Securities and Exchange Commission that are incorporated by reference into this information statement contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to Aladdin Systems Holdings anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "should," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that could have a material adverse effect on the Transaction and/or on our businesses, financial condition or results of operations. In addition, investors should consider the other information contained in or incorporated by reference into our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, especially in the Management's Discussion and Analysis section, our most recent Quarterly Reports on Form 10-QSB and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this information statement may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Information Statement.

      You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents incorporated into this information statement by reference, could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements:

      o our failure to consummate the Transaction;

      o conditions in the United States economy generally and as they have affected, and may in the future affect, us;

      o the absence of reliable forecasts of our future results of operations in light of current business conditions;

      o future regulatory and legislative actions and conditions affecting our operating areas;

      o competition from others;

      o product demand and market acceptance;

      o the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms;

      o acts of terrorism;

      o war or political instability; and

      o the risk factors and other items that are contained in our reports and documents filed from time to time with the Securities and Exchange Commission.

      We are under no obligation, and we do not intend, to make publicly available any update or other revisions to any of the forward-looking statements contained in this information statement to reflect circumstances existing after the date of this information statement or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

                                 THE TRANSACTION

BACKGROUND OF  THE TRANSACTION

      On December 2, 2003, the Board of Directors of the Company approved a non-binding letter of intent for the sale of our Aladdin Systems subsidiary to IMSI. On January 19, 2004, the Board of Directors of the Company approved the Transaction and on January 21, 2004, the Company executed the Stock Purchase Agreement.

SALE AND PURCHASE OF THE STOCK OF ALADDIN SYSTEMS

      Pursuant to the Stock Purchase Agreement, we will sell to IMSI all of the issued and outstanding capital stock of our wholly-owned subsidiary, Aladdin Systems, Inc., a Delaware corporation. As of the Closing of the Transaction, Aladdin Systems will become a wholly-owned subsidiary of IMSI.

OUR MAJORITY STOCKHOLDERS CONSENTED; NO FURTHER STOCKHOLDER APPROVAL REQUIRED

      A majority vote of Aladdin Systems Holdings' Stockholders was required to approve the Stock Purchase Agreement and Transaction. Under Nevada law, such approval may be provided by written consent and without a meeting of the stockholders. On February 2, 2004, the Majority Stockholders, who together own 8,951,051 shares or approximately 73.1% of our outstanding Common Stock, executed the written Consent approving the Stock Purchase Agreement and the Transaction. Accordingly, your approval of the Transaction is not required, and is not being sought. A copy of the written Stockholder Consent is included as Exhibit A.

APPROVAL BY THE BOARD OF DIRECTORS

      After careful consideration, on January 19, 2004, the members of our Board of Directors, unanimously approved the Stock Purchase Agreement and the Transaction, and have declared the Transaction to be fair and in the best interests of the Company and its Stockholders.

CERTAIN EFFECTS OF THE TRANSACTION

      As of the closing of the Transaction, Aladdin Systems will become a wholly-owned subsidiary of IMSI. As of the Closing, we will continue in business and continue to operate our Aladdin Enterprise Solutions subsidiary. The Transaction will have no effect on the number of shares of our common stock issued and outstanding (except in the event that any stock options are exercised by employees) and common stock will continue to be listed on the OTC Bulletin Board under the symbol "ALHI".

INTERESTS OF OFFICERS AND DIRECTORS IN THE TRANSACTION

      Three of our executive officers, Jonathan Kahn, Darryl Lovato and Alexandra Gonzalez will continue to be employed by Aladdin Systems after the closing of the Transaction. In addition, Messrs. Kahn and Lovato are also members of our Board of Directors. Another member of our Board of Directors, Brad Peppard is employed as a consultant to Aladdin Systems and will continue to be so after the Closing. Other than Messrs. Kahn, Lovato and Peppard and Ms. Gonzalez, none of our directors or executive will be employed by or otherwise have any role in the management of Aladdin Systems or any of its affiliates following the Transaction. No other party related or affiliated with the Company has any interest in the Transaction.

REGULATORY MATTERS

      We do not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the other than approvals, filings or notices required under federal securities laws.

CHANGE OF CONTROL

      Since the Transaction will be the sale of our Aladdin Systems subsidiary and will not result in the sale or issuance of any capital stock of the Company, there will be no change in control of the Company as a result of the Transaction. Additionally, there has been no change of control of the Company during the 18 month period proceeding the date hereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      Since no action is being taken in connection with the currently outstanding shares of the Company's common stock, no gain or loss is anticipated to be recognized by the Company's Stockholders in connection with the Transaction. PRIOR COMMERCIAL RELATIONSHIPS

      Except as set forth herein, there has been no contact between the Company and IMSI regarding any business relationship, including the sale of Aladdin Systems. Prior to the Transaction, Aladdin Systems and IMSI have had a business relationship pursuant to which each company has offered its products for sale to the customers of the other.

                          THE STOCK PURCHASE AGREEMENT

      On January 21, 2004, Aladdin Systems Holdings, Inc. (the "Company") and International Microcomputer Software, Inc. ("IMSI") entered into Stock Purchase Agreement for the Company's wholly-owned Aladdin Systems, Inc. subsidiary (the "Transaction"). The following is a summary of certain terms of the Stock Purchase Agreement and is qualified by reference to the complete text of the agreement, which is incorporated by reference and included as Exhibit B.

PURCHASE AND SELL OF STOCK IN ALADDIN SYSTEMS

      At the closing of the Transaction (the "Closing"), the Company will sell to IMSI and IMSI will purchase from the Company, all of the issued and outstanding capital stock of our wholly-owned subsidiary, Aladdin Systems, Inc., a Delaware corporation.

EFFECT OF THE TRANSACTION

      As of the Closing, Aladdin Systems, Inc. will cease being a wholly-owned subsidiary of Aladdin Systems Holdings, Inc. and will become a wholly-owned subsidiary of IMSI.

CONSIDERATION

      The consideration to be paid to the Company by IMSI will be $8,000,000 plus an additional "earn-out" payment of up to $2,000,000, to be paid as follows:

      (a) $1,500,000 in cash at the Closing;

      (b) $3,500,000 at the Closing, in the form of newly issued shares of IMSI's common stock based upon the closing "bid" price of IMSI's common stock for the twenty (20) trading days prior to the Closing.

      (c) $3,000,000 at the Closing in the form of two separate 4% three year convertible promissory notes, one note in the amount of $2,650,000 and one note in the amount of $350,000. The Notes are convertible, by us at any time, into shares of IMSI common stock at a conversion price of $3.00 per share (the "Conversion Price") and convertible by IMSI, at the Conversion Price, at any time after IMSI's common stock closes higher than $4.00 per share for ten (10) consecutive trading days. The Notes will be secured by a pledge of the Aladdin Systems' stock purchased by IMSI.

      (d) up to an additional "earn-out" payment of $2,000,000 in cash, payable by IMSI, based upon the revenue of Aladdin Systems' products, during the three year period following the Closing, as further described below.

      During the first year after the closing of the Transaction, IMSI shall pay to the Company, $1.00 for each $12.75 of qualified revenue earned by Aladdin Systems; provided that, no such payment will be made unless the revenue is at least $4,250,000.00 during such period and further provided that the maximum payment for the first year period will not exceed $666,666.67.

      During the second year after the closing of the Transaction, IMSI shall pay to the Company, $1.00 for each $14.25 of qualified revenue earned by Aladdin Systems; provided that, no such payment is to be made unless Aladdin Systems earns at least $4,750,000.00 during such period and further provided that the maximum payment for second year period will not exceed $666,666.67.

      During the third year after the closing of the Transaction, IMSI shall pay to the Company, $1.00 for each $17.25 of qualified revenue earned by Aladdin Systems; provided that, no such payment is to be made unless Aladdin Systems earns at least $5,750,000.00 during such period and further provided that the maximum payment for third year period will not exceed $666,666.67.

      Aladdin Systems revenue which is counted for the purposes of the earn-out will be all revenue (less sales returns, allowances and bad debts) from (a) all of Aladdin Systems products existing as of the Closing, (b) third party products resold including IMSI's products, (c) all new products developed by Aladdin Systems, (d) all new products published by Aladdin Systems, and (e) all products published by Aladdin Systems which are acquired from third parties or IMSI; provided that, such revenue shall be included until total revenue from any such product shall reach a specific target revenue.

      The earn-out payments will be made by IMSI to the Company quarterly once the minimum revenues for each earn-out period have been achieved.

COMPLETION OF THE TRANSACTION

      As soon as practicable after all of the conditions set forth in the Stock Purchase Agreement have been satisfied or waived, the closing of the Transaction will occur.

REPRESENTATIONS AND WARRANTIES

      We have made certain representations and warranties to IMSI subject to disclosure schedules and certain materiality thresholds. These include representations and warranties as to the Company and/or Aladdin Systems:

      o authority;

      o organization;

      o capitalization;

      o authority to execute and deliver the Stock Purchase Agreement;

      o no violation of charter documents or material agreements in connection with the Transaction;

      o subsidiaries;

      o financial statements of Aladdin Systems;

      o absence of undisclosed liabilities of Aladdin Systems;

      o absence of certain changes and events;

      o accounts receivable;

      o inventory;

      o real property;

      o condition of property;

      o compliance with legal requirements;

      o affiliate agreements and liabilities;

      o certain contracts;

      o intellectual property;

      o software products

      o labor relations

      o ERISA;

      o insurance;

      o litigation;

      o environmental matters;

      o tax matters;

      o interim operations;

      o brokers;

      o product liability;

      o books and records;

      o suppliers;

      o certain payments;

      o banks accounts;

      o absence of material misstatements and omissions;

      o investment intent; and

      o material changes in the business of Aladdin Systems.

      IMSI has made certain representations and warranties to the Company, subject to disclosure schedules and certain materiality thresholds. These include representations and warranties as to:

      o authority to execute and deliver the Stock Purchase Agreement;

      o no violation of charter documents, material agreements or law in connection with the agreement;

      o litigation;

      o brokers;

      o stock issued will be duly authorized, validly issued and nonassessable;

      o SEC regulatory compliance; and

      o investment intent.

      The representations and warranties contained in the Stock Purchase Agreement will survive the closing for a period of two years, except that the representations and warranties made by the Company and Aladdin Systems with respect to tax matters, will survive the closing for the maximum duration of the longest statute of limitations applicable to such representation or warranty plus six months and the representations and warranties made with respect to environmental matters will survive the closing for a period of five years.

INDEMNIFICATION

      The Company has agreed to indemnify IMSI in respect of any losses, obligations, liabilities, damages, taxes and claims arising out of the following:

      o any breach of a representations, warranties or covenants contained in the Stock Purchase Agreement or in any certificate delivered by the Company pursuant to the Stock Purchase Agreement;

      o any taxes for any periods prior to the Closing; and

      o any claim of any creditor or beneficiary or any of its affiliates (other than the Company), whether arising prior to, on or after the Closing Date.

      IMSI has agreed to indemnify the Company in respect of any losses, obligations, liabilities, damages, taxes and claims arising out of the following:

      o any misrepresentation of a fact contained in Stock Purchase Agreement or in any certificate delivered by IMSI pursuant to the Stock Purchase Agreement.

      The foregoing indemnification obligations of both parties shall only arise when the aggregate losses or damages suffered by the party seeking indemnification exceed $25,000 and any individual claim for loss or damage exceeds $10,000.

      The foregoing indemnity obligations of the Company, on the one hand, and of IMSI, on the other hand, are limited to a maximum aggregate indemnity equal to the maximum amount of unpaid earn-out payments which may be payable by IMSI to the Company as of the date on which a claim is made; provided that, such limitation shall not apply to the indemnity obligations of the Company with regard to taxes or claims of creditors.

      The indemnification obligations of the parties under the Stock Purchase Agreement will survive for the survival periods of the representations and warranties contained in the Stock Purchase Agreement.

COVENANTS

      In addition to the covenants of the Stock Purchase Agreement described elsewhere herein, the Stock Purchase Agreement contains the following covenants.

      Subject to certain exceptions contained in the Stock Purchase Agreement, for a period of three years after the Closing, the Company has agreed not to develop, sell or distribute utility software or spam management programs for Windows, MacOS, Palm and other computer environments and not to resell similar products developed by third parties and bundled or sold separately through a distribution network.

      Subject to certain exceptions contained in the Stock Purchase Agreement, for a period of three years after the Closing, the Company has agreed not to (i) solicit for hire or enter into any contractual arrangement with any former employee of the Company or its subsidiaries, without the prior written consent of IMSI unless any employee had not been employed by the Company or by IMSI for a period of two (2) years, or (ii) call on or solicit any of the customers or suppliers of the Company or make known the names and addresses of such customers or suppliers or any information relating in any manner to the Company's relationships with such customers or suppliers.

      The Company has agreed to maintain the confidentiality of any proprietary, material non-public, confidential or secret information to the extent relating to Aladdin Systems (including, customer lists, supplier lists and pricing and marketing arrangements with customers or suppliers) except as required by law.

      Subject to their compliance with certain Securities and Exchange Commission disclosure requirements, the parties have agreed to consult with each other before making any public announcements about the Transaction.

      The parties have agreed to use their reasonable commercial efforts to satisfy all conditions precedent to the completion of the Transaction. Moreover, the parties have agreed to cooperate with each other in connection with making all necessary filings and submissions necessary to complete the Transaction, including this information statement, and to take all necessary action to deliver such other documents or instruments as may be reasonably necessary to consummate the Transaction.

      The Company has agreed to pay all sales, use, purchase and transfer taxes and any and all recording and filing fees with respect to the transfer of the shares of Aladdin Systems owned by the Company.

      The Company has agreed to prepare and file tax returns for Aladdin Systems until the period ending as of the Closing and IMSI has agreed to prepare and file tax returns for Aladdin Systems for all periods after the Closing.

      In the event that the Company's tax advisor shall inform the Company that the Transaction shall not be deemed to be a tax-free transaction, the Company has agreed to cooperate with IMSI in making a Section 338(h)(10) election with regard to the Transaction. IMSI agreed to pay, be responsible for and indemnify the Company from any reasonable costs incurred by the Company or any increased taxes imposed on the Company by reason of such election. Except for the fees of Baytree Capital Associates, LLC which shall be paid by the Company, each party has represented and warranted to each other that no broker or agent was engaged or dealt with in connection with the Transaction, and each party has agreed to indemnify and hold the other harmless from any broker's fees, commissions or like payments asserted by any potential broker.

      Jonathan Kahn, Darryl Lovato and Alexandra Gonzalez will be able to continue to provide services to the Company as related to (a) serving on Company's Board of Directors, (b) the Company's on-going Securities Act reporting requirements, (c) management of the assets of the Company, (d) any activities necessarily related to the Aladdin Knowledge Systems litigation, (e) the sale of Company's Aladdin Enterprise Systems subsidiary, and (f) distribution of the assets of the Company.

      Until the Closing of the Transaction, we have agreed to continue to conduct the business of Aladdin Systems in accordance with our past practices, including preserving intact our current officers and key employees and preserving relationships. Moreover, until the closing of the Transaction, we may not, without the prior written consent of IMSI:

      o sell, dispose, transfer or abandon any of our assets, except in the ordinary course of business;

      o fail to keep in full force any existing insurance policy;

      o settle, release or forgive any material claim or litigation or waive any material right;

      o make, change or revoke, or permit to be made, changed or revoked, material election or method of accounting with respect to taxes of Aladdin Systems;

      o enter into, or permit to be entered into, any closing or other agreement or settlement with respect to taxes affecting or relating to Aladdin Systems;

      o enter into or amend any employee benefit plan and not to grant any increase in the salary or other compensation of any employee of Aladdin Systems;

      o enter into any employment contract with any director, executive officer or employee of Aladdin Systems or make any loan to, or enter into any material transaction of any other nature with, any director, executive officer or employee of Aladdin Systems;

      o acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets;

      o change the authorized or issued capital stock of Aladdin Systems; grant any stock option or right to purchase shares of capital stock of Aladdin Systems;

      o issue any security convertible into such capital stock of Aladdin
Systems;

      o pay any dividends;

      o incur any debt other than working capital borrowings in the ordinary course of business;

      o subject to liens any of the assets of Aladdin Systems; and

      o take any action that would cause any of the representations and warranties made by the Company in the Stock Purchase Agreement not to remain true and correct.

      Prior to the closing of the Transaction or the termination of the Stock Purchase Agreement, neither the Company nor Aladdin Systems may directly or indirectly solicit, entertain offers, negotiate with or in any manner encourage, discuss, accept, or consider any proposal from any person relating to the acquisition of the common stock of Aladdin Systems or purchase its assets (other than in the ordinary course of business) or its business. Finally, we must notify IMSI of any and all proposals or inquiries.

      IMSI has agreed to take all reasonable steps necessary and required to allow the Company to meet the applicable maximum earn-out payment for each of the earn-out periods. IMSI has agreed to (a) not change pricing or business models, (b) to staff Aladdin Systems in accordance with historical staffing levels and with current revenue levels, and (c) provide sufficient marketing resources or advertising budgets, in accordance with historical level and with current revenue levels. IMSI has also agreed to use its best efforts to preserve Aladdin Systems' business organization, sales channel and distribution network, to keep available the services of the Aladdin Systems present officers and key employees, to preserve the good will of those having business relationships with Aladdin Systems and to continue its existing relationships with the Aladdin Systems lenders, suppliers, customers and key employees.

                    CONDITIONS TO COMPLETING THE TRANSACTION

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

      The obligations of the Company to complete the Transaction are subject to the satisfaction or waiver of the following further conditions:

      o the representations and warranties made by IMSI in the Stock Purchase Agreement shall be true and correct in all material respects when made and as of the Closing;

      o IMSI shall have performed in all material respects its obligations, covenants and agreements contained in the Stock Purchase Agreement;

      o no governmental order shall restrain or prohibit completion of the Transaction, and no litigation intended to restrain or prohibit completion of the Transaction shall be pending or threatened;

      o IMSI shall have executed the Escrow Agreement, the Pledge Agreement and the Registration Rights Agreement;

      o IMSI shall have executed the Executive Employment Agreements with Jonathan Kahn and Darryl Lovato; and

      o the Company shall have received satisfactory legal opinions from counsel to IMSI.

CONDITIONS TO THE OBLIGATION OF IMSI

      The obligation of IMSI to complete the Transaction is subject to the satisfaction or waiver of the following further conditions:

      o the representations and warranties made by the Company in the Stock Purchase Agreement shall be true and correct in all material respects when made and as of the Closing;

      o the Company shall have performed in all material respects its obligations, covenants and agreements contained in the Stock Purchase Agreement;

      o all required consents, permits, authorizations, approvals, waivers and amendments shall have been obtained;

      o no governmental order shall restrain or prohibit completion of the Transaction, and no litigation intended to restrain or prohibit completion of the Transaction shall be pending or threatened;

      o at least 50% of the persons employed by Aladdin Systems as of the date of the Stock Purchase Agreement shall continue to be employed as of the Closing Date.

      o Jonathan Kahn and Darryl Lovato shall have each executed the Executive Employment Agreements; and

      o no event has occurred which would have a material adverse effect on the business of Aladdin Systems;

      o no third party has asserted a claim asserting that such person has a right to any of the purchase price or any right, title or interest to any of the common stock of Aladdin Systems;

      o IMSI shall have received a satisfactory legal opinion from counsel to the Company;

      o no governmental order shall restrain or prohibit completion of the Transaction, and no litigation intended to restrain or prohibit completion of the Transaction shall be pending or threatened;

      o IMSI shall have received all business, legal, accounting and other due diligence materials requested from the Company and Aladdin Systems, shall have completed the review of said due diligence to its satisfaction, and such due diligence shall be reasonably satisfactory in its sole discretion;

      o the Company shall have executed the Escrow Agreement, the Pledge Agreement and the Registration Rights Agreement;

      o each of the directors of Aladdin Systems shall have tendered a resignation;

      o all outstanding options and warrants to purchase capital stock of Aladdin Systems or any of its subsidiaries to have been cancelled or exercised;

      o there are no outstanding liens on or in respect of any assets of Aladdin Systems, and evidence of such absence of liens has been provided in a form acceptable to IMSI; and

      o any tax sharing agreements among Aladdin Systems or any of its subsidiaries and any other person shall have been terminated.

TERMINATION

      The parties to the Stock Purchase Agreement may mutually agree, at any time before the Closing, to terminate the Stock Purchase Agreement. In addition:

      o the Company may terminate the Stock Purchase Agreement, upon five (5) business days notice, if satisfaction of the conditions to be met by IMSI prior to the Closing, is or becomes impossible (other than through the breach by the Company of any of its representations or warranties or the failure of the Company to perform any of its obligations pursuant to the Stock Purchase Agreement);

      o IMSI may terminate the Stock Purchase Agreement, upon five (5) business days notice, if satisfaction of the conditions to be met by Company prior to the Closing, is or becomes impossible (other than through the breach by the IMSI of any of its representations or warranties or the failure of the IMSI to perform any of its obligations pursuant to the Stock Purchase Agreement);

      o either party may terminate (if the terminating party is not then in default), if the Closing has not occurred within 40 days following the date of the Stock Purchase Agreement; provided, however, that such date shall be extended for ten (10) business days by either party; and provided that such date shall be further extended as required to enable the Company to respond in good faith and in timely fashion to comments from the SEC regarding the preliminary information statement to be sent to the Company's Stockholders advising them of the transactions contemplated hereby; or

      o by IMSI in the event that the Company has violated the "no shop" provision of the Stock Purchase Agreement.

      If the Stock Purchase Agreement is validly terminated, it will become void and have no effect, without any liability of any party to the other party, unless that party has willfully breached the Stock Purchase Agreement. In addition, if the Stock Purchase Agreement was terminated by IMSI because of a violation by the Company of the "no shop" provision and the Company shall enter into an agreement for the sale of Aladdin Systems within 18 months after the termination, the Company shall pay to IMSI its reasonable, documented attorneys', accountants', consultants' and other out-of-pocket expenses incurred by IMSI in connection with the transactions contemplated by the Stock Purchase Agreement.

      The provisions of the Stock Purchase Agreement relating to indemnification, public announcements, expenses and governing law will continue to apply if the Stock Purchase Agreement is terminated.

SUBMISSION TO JURISDICTION

      If any legal proceeding or other legal action relating to the Stock Purchase Agreement is brought or otherwise initiated, the venue for it will be the state courts of the State of California or the federal courts sitting in the State of California, which will be deemed to be a convenient forum.

AMENDMENT AND WAIVER

      The Stock Purchase Agreement may not be changed, amended or modified, except by means of a written instrument executed by both parties.

FEES AND EXPENSES

      Each party will pay all of its expenses incurred in connection with the Transaction, whether or not consummated.

                                ESCROW AGREEMENT

      In connection with the Stock Purchase Agreement, we have agreed with IMSI on the form of an Escrow Agreement which the parties will execute at the Closing. The Escrow Agreement provides that at Closing, $150,000 of the cash consideration paid to the Company and the $350,000 promissory note from IMSI to the Company be placed in escrow with a third party escrow agent, as security for Aladdin's indemnity obligations under the Stock Purchase Agreement. Provided that IMSI has no valid indemnity claims pursuant to the Stock Purchase Agreement, the $150,000 will be released to Aladdin from escrow on the 18 month anniversary of the Closing and the $350,000 promissory note and all payments of principal and interest made by IMSI thereon will be released to Aladdin upon the settlement of the Aladdin Knowledge Systems litigation.

                          REGISTRATION RIGHTS AGREEMENT

      In connection with the Stock Purchase Agreement, we have agreed with IMSI on the form of a Registration Rights Agreement which the parties will execute at the closing. The Registration Rights Agreement provides that within 90 days of the Closing, IMSI will, at its sole expense, file a registration statement with the Securities and Exchange Commission registering for sale the shares of IMSI common stock received by us as part of the purchase price.

                                PLEDGE AGREEMENT

      In connection with the Stock Purchase Agreement and the promissory notes, we have agreed with IMSI on the form of a Pledge Agreement which the parties will execute at the Closing. The Pledge Agreement is intended to provide us with security for the repayment of the promissory notes through the pledging by IMSI of the stock of Aladdin Systems and the granting of a security interest in the stock of Aladdin Systems. In the event of a default by IMSI under the promissory notes or under the terms of the Pledge Agreement, we shall have the right to declare all amounts under the promissory notes to be immediately due and payable and we shall have the right to exercise all remedies provided for under the Uniform Commercial Code including, but not limited to, the foreclosure of our security interest in the Aladdin Systems stock.

                                APPRAISAL RIGHTS

      Pursuant to Nevada law, the Stockholders of Aladdin Systems Holdings have no right to dissent from the Transaction.

                            PRO FORMA FINANCIAL DATA

      The following unaudited pro forma financial information has been derived by the application of pro forma adjustments to the historical financial statements contained in our Form 10-KSB for the year ended December 31, 2002 and our Quarterly Report on Form 10-QSB for the nine months ended September 30, 2003 filed, both of which are incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 was prepared as if the Transaction had occurred on such date. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2003 gives effect to the Transaction as if it had occurred as of the beginning of such fiscal period. The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable, and are described in the accompanying notes. The pro forma financial statements should not be considered indicative of actual balance sheet data or results that would have been achieved had the transaction described below been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial information should be read in conjunction the discussion under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and the notes thereto contained in our Form 10-KSB for the year ended December 31, 2002 and our Quarterly Report on Form 10-QSB for the nine months ended September 30, 2003.


                                               ALADDIN SYSTEMS HOLDINGS, INC.
                                            CONDENSED CONSOLIDATED BALANCE SHEET
                                                  AS OF SEPTEMBER 30, 2003
                                                         UNAUDITED

                                                                         HISTORICAL           ADJUSTMENTS        PRO FORMA
                              ASSETS
                                                    Current Assets:
                                          Cash and cash equivalents        $265,555            $(265,555)                 $-
                  Accounts receivable (net of allowance of $72,056)         989,939             (989,939)                  -
                                                        Inventories          83,807              (83,807)                  -
                                      Investment in Aladdin Systems                             2,312,836          2,312,836
                                  Prepaid expenses and other assets         202,227             (156,914)             45,313
                                                                    ----------------    -------------------------------------
                                               Total current assets       1,541,528               816,621          2,358,149

                                          Capitalized software, net       1,555,648             (762,674)            792,974
                                        Property and equipment, net         277,011             (234,351)             42,660
                                                                    ----------------    -------------------------------------

                                                                         $3,374,187            $(180,404)         $3,193,783
                                                                    ================    =====================================

               LIABILITIES AND STOCKHOLDERS' EQUITY
                                               Current Liabilities:
                                Current maturates of long-term debt         346,410             (346,410)                  -
                                 Related party notes (demand notes)         110,062             (110,062)                  -
                                                 Related party note         196,000             (196,000)                  -
                                        Note payable (intercompany)                             1,361,990          1,361,990
                                                   Accounts payable         532,897             (418,117)            114,780
                             Accrued expenses and other liabilities         492,803             (383,966)            108,837
                                                                    ----------------    -------------------------------------
                                          Total current liabilities       1,678,172              (92,565)          1,585,607

                                                     Long-term debt          87,839              (87,839)                  -

                                               Stockholders' equity
       Common stock, $.001 par value: 50,000,000 shares authorized;
                                  12,230,272 issued and outstanding          12,230                    -              12,230
                                                    Paid-in capital       2,144,842                    -           2,144,842
                                                Accumulated deficit       (548,896)                    -           (548,896)
                                                                    ----------------    -------------------------------------
                                         Total stockholders' equity       1,608,176                    -           1,608,176

                                                                         $3,374,187            $(180,404)         $3,193,783
                                                                    ================    =====================================


                         ALADDIN SYSTEMS HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
                                    UNAUDITED

                                                  HISTORICAL         ADJUSTMENTS           PROFORMA

                                    Sales         $5,897,545         $(5,886,745)             $10,800
                            Cost of sales            772,488            (768,313)               4,175
                                          ------------------------------------------------------------

                             Gross profit          5,125,057          (5,118,432)               6,625

                      Operating Expenses:
             Marketing, sales and support          2,839,728          (2,413,658)             426,070
                 Research and development          1,817,909          (1,580,174)             237,735
               General and administrative            997,622            (717,665)             279,957
                                          ------------------------------------------------------------

                 Total operating expenses          5,655,259          (4,711,497)             943,762

                     Loss from operations          (530,202)            (406,935)           (937,137)

                  Other income (expense):
                         Interest expense           (12,947)              12,947                   -
                  Other income (expense):           (43,144)             (18,072)            (61,216)
                                          ------------------------------------------------------------

             Net loss before income taxes          (586,293)            (412,060)           (998,353)

             Income tax expense (benefit)                 -                    0                   -
                                          ------------------------------------------------------------

                          Net income loss         $(586,293)           $(412,060)          $(998,353)
                                          ============================================================


Notes To Unaudited Pro Forma Financial Information

      The unaudited pro forma condensed consolidated balance sheet as of September 30, 2003, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2003 give effect to the following:

      o We have assumed that the Transaction occurred as of September 30, 2003 for purposes of the consolidated balance sheet as of September 30, 2003, as of January 1, 2002 with respect to the consolidated statement of operations for the nine months ended September 30, 2003.

      The unaudited pro forma information is not necessarily indicative of the results that would have occurred had the merger taken place at the respective time periods specified nor does such information purport to project the results of operations for any future date or period.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth certain information known to the Company with respect to beneficial ownership of our Common Stock as of December 31, 2003 by (i) each of our executive officers and directors, (ii) all of our executive officers and directors as a group and (iii) each person who is known to us to own, of record or beneficially, more than five percent of our common stock. Where the persons listed have the right to acquire additional shares of common stock through the exercise of options or warrants within 60 days, such additional shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership interests of any other person. Unless otherwise indicated, each of the Stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

                                                                                Percentage
Name and Address of Beneficial                          Number of Common        Ownership(2)
Owner (1)                                               Shares
------------------------------                          ----------------        ------------
DIRECTORS

Jonathan Kahn                                            2,096,149(3)               16.67%
Darryl Lovato                                            1,964,421(4)               15.69%
David Schargel                                           1,571,789(5)               12.79%
Paul Goodman                                               101,000(6)                0.82%
Kwok Li                                                  1,207,835                   9.88%
Brad Peppard                                               138,400(7)                1.13%

All directors and executive officers as a
group (6 persons)                                        7,079,594                  56.98%

OTHER BENEFICIAL OWNERS

Benna Lovato                                             1,726,633(8)               14.06%
Baytree Capital Associates, LLC                            915,000                   7.48%
Marco Gonzalez                                             697,812(9)                5.71%

All officers, directors and 5% owners as a
group                                                   10,419,039                  84.23%

(1) The address of c/o Aladdin Systems Holdings' directors, other executives and holders of more than 5% of its common stock is 245 Westridge Drive, Watsonville, CA 95076.

(2) Based on 12,230,272 shares of common stock outstanding as of December 31, 2003. Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of Aladdin Systems Holdings' knowledge. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 341,829 shares of common stock issuable upon exercise of options.

(4) Includes 287,788 shares of common stock issuable upon exercise of options.

(5) Includes 50,000 shares of common stock issuable upon exercise of options.

(6) Includes 100,000 shares of common stock issuable upon exercise of options.

(7) Includes 138,400 shares of common stock issuable upon exercise of options.

(8) Includes 50,000 shares of common stock issuable upon exercise of options.

(9) Includes 21 shares of common stock issuable upon exercise of options.

                                   RECORD DATE

      The close of business February 2, 2004, has been fixed as the record date for the determination of Stockholders entitled to receive this Information Statement.

                        EXPENSES OF INFORMATION STATEMENT

      The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record, on the Record Date, by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

                       WHERE YOU CAN FIND MORE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      As allowed by the Securities and Exchange Commission's rules, this Information Statement does not contain all of the information relating to us. Some of the important business and financial information relating to us that may be important is not included in this information statement, but rather is "incorporated by reference" to documents that have been previously filed by us with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this Information Statement, except for any information superseded by information contained directly in this Information Statement. The documents contain important information about us and our finances.

      The following documents as filed with the Commission by the Company are incorporated herein by reference:

      (1) Quarterly Reports on Form 10-QSB for the quarters end March 31, 2003, June 30, 2003 and September 30, 2003;

      (2) Annual Report on Form 10-KSB for the year ended December 31, 2002; and

      (3) Current reports on Form 8-K, filed on February 10, 2004.

      In addition, all of our filings with the Securities and Exchange Commission after the date of this Information Statement under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference until the closing of the Transaction. Any statement contained in this Information Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED MARCH __, 2004. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                    EXHIBITS

EXHIBITS

A--WRITTEN CONSENT OF STOCKHOLDERS

B--STOCK PURCHASE AGREEMENT (Confidential portion omitted and filed separated with the Securities and Exchange Commission)

                                                                       EXHIBIT A

                            ACTION BY WRITTEN CONSENT
                                       OF
                                THE STOCKHOLDERS
                                       OF
                         ALADDIN SYSTEMS HOLDINGS, INC.

                              A NEVADA CORPORATION
                                FEBRUARY 2, 2004


      Pursuant to the authority of Section 78.320 of the Nevada Revised Statutes ("NRS"), the undersigned, constituting a majority of the stockholders of ALADDIN SYSTEMS HOLDINGS, INC. (the "CORPORATION") do by this writing consent to the following actions and adopt the following resolutions:


APPROVAL OF SALE OF ALADDIN SYSTEMS, INC.

      WHEREAS, the Corporation has negotiated with International Microcomputer Software, Inc. ("IMSI") to sell to IMSI substantially all of the assets of the Corporation, consisting of all of the capital stock of Aladdin Systems, Inc., a wholly-owned subsidiary of the Corporation (the "Stock"), pursuant to that certain Stock Purchase Agreement dated January 21, 2004 by and between the Corporation and IMSI as attached hereto as Exhibit B (the "PURCHASE AGREEMENT"); and

      WHEREAS, the Corporation's Board of Directors has reviewed and unanimously approved the Purchase Agreement and the performance of all of the Corporation's obligations under the Purchase Agreement, including, without limitation, to execute and deliver each of the agreements, instruments and other documents referenced in the Purchase Agreement; and

      WHEREAS, such transaction constitutes a sale of substantially all of the Corporation's assets, mandating the consent of the holders of a majority of the Corporation's outstanding shares; and

      WHEREAS, the Board of Directors recommends that the stockholders approve the transaction in the form of a written consent of a majority of the stockholders of the Corporation.

      NOW, THEREFORE, BE IT RESOLVED, that the terms and provisions of the Purchase Agreement, be and they hereby are approved;

      RESOLVED, that the sale of the Stock to IMSI be approved on substantially the terms set forth in the Purchase Agreement.

      RESOLVED, that this Written Consent may be executed in counterparts.

      IN WITNESS WHEREOF, the undersigned hereby adopts, confirms and ratifies in all respects, the foregoing resolution and directs the Secretary of the Corporation to file this Action by Written Consent of Stockholders in the minute book of the Corporation.






_______________________________           ________________________________
Signature                                 Signature

Print Name:  __________________           Print Name:  ___________________

Representing __________________           Representing ___________________
shares of the outstanding                 shares of the outstanding stock
stock of the Corporation                  of the Corporation


_______________________________           ________________________________
Signature                                 Signature

Print Name:  __________________           Print Name:  ___________________

Representing __________________           Representing ___________________
shares of the outstanding                 shares of the outstanding
stock of the Corporation                  stock of the Corporation

_______________________________           ________________________________
Signature                                 Signature

Print Name:  __________________           Print Name:  ___________________

Representing __________________           Representing ___________________
shares of the outstanding                 shares of the outstanding
stock of the Corporation                  stock of the Corporation

                                                                       EXHIBIT B

                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of January 20, 2004, between Aladdin Systems Holdings, Inc., a Nevada corporation (the "Seller") and International Microcomputer Software, Inc., a California corporation (the "Purchaser").

                                    RECITALS

            WHEREAS, the Seller owns 100% of the outstanding shares of capital stock (the "Stock") of Aladdin Systems, Inc., a Delaware corporation (the "Company");

            WHEREAS, the Purchaser desires to purchase the Stock from the Seller, and the Seller desires to sell the Stock to the Purchaser, in each case upon the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Section 1.1       DEFINITIONS.

            In addition to the terms defined elsewhere herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below when used herein with initial capital letters:

            "ACCOUNTS RECEIVABLE" has the meaning set forth in Section 3.9.

            "AFFILIATE" means "affiliate" as defined in Rule 405 promulgated under the Securities Act.

            "AFFILIATED GROUP" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

            "AGREEMENT" has the meaning set forth in the preamble, and shall include all Schedules and Exhibits hereto.

            "AKS LITIGATION" shall mean the Trademark Opposition and the Federal District Court for the Northern District of Illinois, civ. No. 03 C 8330.

            "ARBITER" has the meaning set forth in Section 2.3(h)(ii).

            "ALADDIN REVENUE" has the meaning set forth in Section 2.3(b).

            "ACQUIRED PRODUCTS" has the meaning set forth in Section 2.3(b).

            "BALANCE SHEET" has the meaning set forth in Section 3.6.

            "BALANCE SHEET DATE" means December 31, 2003.

            "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that could reasonably be expected to result in any specified consequence.

            "BUSINESS" means the business and operations of the Company and its Subsidiaries as conducted on the Closing Date, including but not limited to the development, sale and distribution (electronically or otherwise) of utility and spam management software for the Windows, Macintosh, Palm operating environments and other computer systems, including, but not limited to the StuffIt line of products, Spring Cleaning, Internet Cleanup, SpamCatcher and other software products.

            "BUSINESS COMBINATION" has the meaning set forth in Section 11.2(b).

            "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close.

            "CASH CONSIDERATION" has the meaning set forth in Section 2.2(a).

            "CASH ESCROW AMOUNT" has the meaning set forth in Section 9.3(a).

            "CLOSING" has the meaning set forth in Section 9.1.

            "CLOSING DATE" has the meaning set forth in Section 9.1.

            "CLOSING DATE CASH PAYMENT" has the meaning set forth in Section 9.3(a).

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMPANY" has the meaning set forth in the Recitals hereto and, except where the context otherwise requires includes the Company and the Company's Subsidiaries.

            "COMPETITIVE BUSINESS ACTIVITIES" means developing, selling or distributing utility software and/or spam management programs for Windows, MacOS, Palm and other computer environments as well as the resale of similar products developed by third parties and bundled or sold separately through a distribution network.

            "CONTRACTS" as of any date means, collectively, all contracts, agreements, commitments, instruments and guaranties to which the Company is a party as of such date, including those listed or required to be listed on Schedule 3.15, all unfilled orders outstanding as of such date for the purchase of raw materials, goods or services by the Company, and all unfilled orders outstanding as of such date for the sale of goods or services by the Company.

            "COSTS OF REMEDIATION" means all losses, amounts paid in settlement, investigation, removal, remediation, monitoring and reporting costs and expenses, Taxes, claims, Damages, Liabilities, obligations, judgments, settlements and out-of-pocket costs (including, without limitation, costs of investigation or enforcement), expenses and attorneys' fees including, without limitation, fees for services of attorneys, consultants, contractors, experts, engineers and laboratories, and all other out-of-pocket costs, incurred in connection with investigation, characterization, remediation, monitoring, reporting or mitigation, arising out of or related to the presence or Release of any Hazardous Materials existing as of or prior to the Closing Date at, on, or emanating from any of the Leased Property or any real property at or to which the Company, any Subsidiary or predecessor of any of the foregoing disposed, Released, transported, stored, emitted, treated, or arranged to dispose of Hazardous Materials prior to the Closing Date including, without limitation, off-site liability under any Environmental Law arising from or in connection with transportation, treatment, storage, disposal, Release, or arranging for disposal of Hazardous Materials.

            "DAMAGES" means any losses, amounts paid in settlement, claims, damages, Liabilities, obligations, judgments, settlements and reasonable out-of-pocket costs (including, without limitation, costs of investigation or enforcement), expenses and attorneys' fees, including, without limitation, (i) any consequential damages or (ii) any special or punitive damages which are assessed against an Indemnified Party as a result of a third party action.

            "EARN-OUT CALCULATION" has the meaning set forth in Section 2.3(h).

            "EARN-OUT OBJECTION NOTICE" has the meaning set forth in Section 2.3(h).

            "EARN-OUT PAYMENT" has the meaning set forth in Section 2.3(a).

            "EARN-OUT PERIOD" means any one of the First Earn-Out Period, the Second Earn-Out Period or the Third Earn-Out Period, as defined in Section 2.3(a).

            "EMPLOYEE BENEFIT PLAN" means an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan, where no distinction is required by the context in which the term is used.

            "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in Section 3(2) of ERISA.

            "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in Section 3(1) of ERISA.

            "EMPLOYEES" means each individual who, on the applicable date, performs services as an employee primarily for the Company or any of its Subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or its Subsidiaries).

            "ENVIRONMENTAL LAWS" means any Legal Requirement with respect to the protection of the public health, safety or the environment, including, without limitation, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, solid waste, or waste water, water, soil, air, pollution, the protection, preservation or restoration of natural resources, plant and animal life or human health or the environment, or waste management, regulation or control. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and the regulations promulgated thereunder, in each case as in effect as of Closing: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. ss. 9601 et seq.); (b) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.); (c) the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.); (d) the Toxic Substances Control Act (15 U.S.C. ss. 2061 et seq.); (e) the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.); (f) the Clean Air Act and Amendments (42 U.S.C. ss. 7401 et seq.); (g) the Safe Drinking Water Act (21 U.S.C. ss. 349; 42 U.S.C. ss. 201 and ss. 300 et seq.); (h) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (i) the Occupational, Health and Safety Act (29 U.S.C. ss. 651 et seq.).

           "ENVIRONMENTAL REFERENCE DATE" has the meaning set forth in Section
      3.22 .

            "EQUITY DISTRIBUTIONS" as of any date means the following: (i) all dividends, distributions, forgiveness of debt, transfer of value or similar transactions with respect to the Stock, and (ii) with respect to each transaction between the Company on the one hand and the Seller, its Affiliates, or advisors on the other hand, the amount (measured on a transaction by transaction basis, which amount shall never be deemed to be less than zero) by which the cash value of the goods or services received by the Company was less than the greater of (x) the amount which the Company would have had to pay in a comparable transaction with an unaffiliated third party entered into on an arm's length basis, or (y) the cash value of the goods and services paid by the Company in the transactions.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which has been under common control or treated as a single employer with the Company under Section 414(b), (c) or (m) of the Code.

            "ESCROW AGREEMENt" has the meaning set forth in Section 9.3(a).

            "EXCLUDED COSTS" has the meaning set forth in Section 3.6.

            "FIRST EARN-OUT PERIOD" has the meaning set forth in Section 2.3(a).

           "FIRST EARN-OUT MAXIMUM" means eight million five hundred thousand dollars ($8,500,000).

            "FIRST EARN-OUT THRESHOLD" has the meaning set forth in Section 2.3(a).

            "FIRST NOTE" has the meaning set forth in Section 2.2(a)(iii).

            "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.6.

            "FORMER EMPLOYEE" means each individual other than an Employee on the Closing Date who at any time prior to the Closing Date performed services as an employee primarily for the Company or any Subsidiary of the Company.

            "GAAP" has the meaning set forth in Section 1.2.

            "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

            "HAZARDOUS MATERIALS" means each and every element, compound, chemical mixture, pollutant, contaminant, material, waste or other substance which is defined, designated, regulated, determined, classified or identified as of the Closing Date as hazardous, radioactive, harmful or toxic under any Environmental Law, or the Release of which is prohibited or regulated under any Environmental Law, or which to the knowledge of the Seller could reasonably be expected to cause, whether now or with the passage of time, damage to Persons, property, flora, fauna or the environment. Without limiting the generality of the foregoing, the term shall include any "toxic substance," "hazardous substance," "hazardous waste," or "hazardous material" as defined in any Environmental Law as amended to date, and any explosive or radioactive material, asbestos, asbestos-containing material, waste water, sludge, untreated dye, other effluent, coal ash, polychlorinated biphenyls, special waste, petroleum or any derivative or byproduct thereof, and toxic waste.

            "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) the principal of and premium, if any, in respect of any indebtedness of such Person for money borrowed, (ii) the principal, premium, if any, and interest of such Person with respect to obligations evidenced by bonds, debentures, notes or, except for accrued liabilities arising in the Ordinary Course of Business, other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses (other than trade payables which are not overdue or in default), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) but only to the extent of drawings thereunder, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the Ordinary Course of Business which are not overdue or in default),
      (v) every capital lease obligation (determined in accordance with GAAP) of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons, (vii) the present value (discounted using an interest rate of 5% per annum) as of the date of determination of every obligation to pay rent or other payment amounts of such Person with respect to any sale-leaseback transaction to which such Person is a party, payable through the stated maturity of such sale-leaseback transaction, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person the payment of which, in any case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

            "INDEMNIFIED PARTY" has the meaning set forth in Section 10.3(a) and in the case of Purchaser shall also include the Company and its Subsidiaries.

            "INDEMNIFYING PARTY" has the meaning set forth in Section 10.3(a).

            "INSURANCE POLICIES" has the meaning set forth in Section 3.20.

            "INTELLECTUAL PROPERTY" shall mean all of the following, owned, used or licensed by the Company as licensee or licensor: (i) the names Aladdin, Aladdin Systems, Installermaker, StuffIt, StuffIt Deluxe, Spring Cleaning, iClean, Aladdin Tuner, Gobar, SpamCatcher, Aladdin Expander, all fictional business names, trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith (collectively "Marks"); (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof (collectively "Patents"); (iii) trade secrets, know-how, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof (collectively, "Trade Secrets"), (iv) copyrights in writings, artwork, clipart, webart, sounds, graphics, photographs, animations, images, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction; (v) licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (vi) Internet Web sites, domain names and registrations or applications for registration thereof; (vii) books and records describing or used in connection with any of the foregoing; and (viii) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

            "INTELLECTUAL PROPERTY LICENSES" has the meaning set forth in
      Section 3.16.

            "IRS" means the Internal Revenue Service of the U.S. Department of the Treasury.

            "KNOWLEDGE" as applied to the Seller, means the actual knowledge, after reasonable inquiry, of any person listed on Schedule 1.1 hereto.

            "LEASED PROPERTY" has the meaning set forth in Section 3.11(b).

            "LEASES" has the meaning set forth in Section 3.11(b).

            "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, rule, ordinance, permit, principle of common law, regulation, statute, or treaty.

            "LIABILITY" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including, without limitation, any liability for Taxes.

            "LIEN" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

            "LISTED INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.16.

            "MAJOR SUPPLIERS" has the meaning set forth in Section 3.28.

            "MARK" has the meaning set forth in this Section 1.1 in the definition of "Intellectual Property."

            "MATERIAL ADVERSE EFFECT" means a material adverse change in or effect with respect to the business, results of operations, properties, financial condition or prospects of the Company and its subsidiaries.

            "MULTIEMPLOYER PLAN" has the meaning set forth in Section 3(37) of ERISA.

            "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Agency or by any arbitrator.

            "ORDINARY COURSE OF BUSINESS" means an action which is both: (a) consistent with the past practices of the Company and is taken in the ordinary course of the normal day-to-day operations of the Company; and
      (b) similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors, in the ordinary course of the normal day-to-day operations of other Persons that are in a similar line of business as the Company.

            "PATENT" has the meaning set forth in this Section 1.1 in the definition of "Intellectual Property".

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PERMIT" means any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Agency under any Legal Requirement.

            "PERMITTED LIENS" means, with respect to any asset, (i) covenants, conditions, restrictions, encroachments, encumbrances, easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other imperfections of title (other than a Lien securing any Indebtedness) with respect to such asset which, individually or in the aggregate, does not materially detract from the value of, or materially interfere with the present occupancy or use of, such asset and the continuation of the present occupancy or use of such asset; (ii) the matters set forth on Schedule 1.2 hereto; (iii) unfiled mechanic's, materialmen's and similar liens with respect to amounts not yet due and payable or which are being contested in good faith through appropriate proceedings and, for those existing on the Balance Sheet, for which adequate reserves in accordance with GAAP are reflected on the Balance Sheet, as the case may be; (iv) liens for Taxes not yet delinquent or which are being contested in good faith through appropriate proceedings and, for those existing on the Balance Sheet, for which adequate reserves in accordance with GAAP are reflected on the Balance Sheet, as the case may be; and (v) liens securing rental payments under capital lease arrangements, which capital lease arrangements existing as of the Closing Date are in accordance with GAAP reflected as Indebtedness on the Balance Sheet.

            "PERSON" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Agency or any other entity.

            "PLAN" has the meaning set forth in Section 3.19(a).

            "PRE-CLOSING TAXES" has the meaning set forth in Section
      10.2(b)(ii).

            "PRODUCT" has the meaning set forth in Section 3.26.

            "PRODUCT CLAIM" has the meaning set forth in Section 3.26.

            "PURCHASE PRICE" has the meaning set forth in Section 2.2.

            "PURCHASER" has the meaning set forth in the preamble hereto.

            "PURCHASER SEC DOCUMENTS" has the meaning set forth in Section 4.6.

            "RECALLS" has the meaning set forth in Section 3.26(b).

            "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 7.5.

            "RELEASE" means any spilling, leaking, pumping, releasing, depositing, pouring, emitting, emptying, migrating, discharging, injecting, storing, escaping, leaching, dumping, burying, abandoning, disposing or moving into the environment.

            "SALARIED EMPLOYEE" has the meaning set forth in Section 3.24(h).

            "SCHEDULES" means, collectively, the various Schedules referred to in this Agreement delivered separately to Purchaser on or before the date of this Agreement.

            "SECOND EARN-OUT PERIOD" has the meaning set forth in Section
      2.3(a).

            "SECOND EARN-OUT MAXIMUM" means nine million five hundred thousand dollars ($9,500,000).

            "SECOND EARN-OUT THRESHOLD" has the meaning set forth in Section 2.3(a).

            "SECOND NOTE" has the meaning set forth in Section 2.2(a)(iii).

            "SECTION 338(H)(10) ELECTION" has the meaning set forth in Section 6.5(f).

            "SECTION 338 FORMS" has the meaning set forth in Section 6.5(d).

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "SELLER ENTITY" means the Seller and its respective Affiliates (other than the Company and its Subsidiaries).

            "SELLER" has the meaning set forth in the preamble hereto.

            "SELLER'S OPINION OF COUNSEL" has the meaning set forth in Section 8.8.

            "SINGLE-EMPLOYER PLAN" means an Employee Pension Benefit Plan which is described in Section 4001(a)(15) of ERISA and which is subject to Title IV of ERISA.

            "SOFTWARE PRODUCTS" has the meaning set forth in Section 3.17.

            "STOCK" has the meaning set forth in the Recitals hereto.

            "STOCK CONSIDERATION" has the meaning set forth in Section 2.2(a).

            "SUBSIDIARY" means "subsidiary" as defined in Rule 405 promulgated under the Securities Act.

            "TAX CLAIM" has the meaning set forth in Section 10.5.

           "TAX RETURN" means any report, return, information return, forms, declarations, claims for refund, statements or other information (including any amendments thereto and including any schedule or statement thereto) required to be supplied to a Governmental Agency in connection with Taxes.

            "TAXES" means all federal, state, local, foreign and other taxes, assessments and water and sewer charges and rents, including without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, withholding, Social Security, unemployment, real property, personal property, property gains, registration, capital stock, value added, single business, occupation, workers' compensation, alternative or add-on minimum, estimated, or other tax, including without limitation any interest, penalties or additions thereto.

            "THIRD EARN-OUT PERIOD" has the meaning set forth in Section 2.3(a).

            "THIRD EARN-OUT MAXIMUM" means eleven million five hundred thousand dollars ($11,500,000).

            "THIRD EARN-OUT THRESHOLD" has the meaning set forth in Section 2.3(a).

            "THIRD PARTY" has the meaning set forth in Section 11.2(b).

            "TRADE SECRET" has the meaning set forth in this Section 1.1 in the definition of "Intellectual Property."

            "TRADEMARK OPPOSITION" means opposition no. 91155736 brought before the Trademark Trial and Appeal Board in opposition to the Company's efforts to register the mark "Aladdin" pursuant to application no. 76144215.

            "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note, the Pledge Agreement and the Security Agreement .

            Section 1.2 Accounting Terms and Determinations.

            All references in this Agreement to "generally accepted accounting principles" or "GAAP" shall mean generally accepted accounting principles in effect in the United States of America at the time of application thereof, applied on a consistent basis. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a consistent basis.

                                   ARTICLE II.
                                SALE AND PURCHASE

            SECTION 2.1.      AGREEMENT TO SELL AND TO PURCHASE.

            On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase from the Seller, and the Seller shall sell, transfer, assign, convey and deliver to the Purchaser, the Stock. At the Closing, the Seller shall deliver to the Purchaser or its designees a certificate or certificates representing the Stock, duly endorsed in blank for transfer or accompanied by appropriate powers duly executed in blank.

            SECTION 2.2.      PURCHASE PRICE.

            (a) The purchase price (the "Purchase Price") for the Stock shall consist of the following:

                  (i) $1,500,000, in immediately available funds (the "Cash Consideration");

                  (ii) the number of shares of the restricted common stock, no par value, of the Purchaser as shall be equal to $3,500,000 divided by the average of the closing "bid" price of the Purchaser's stock on the twenty (20) trading days prior to the Closing as reported by the OTCBB, rounded up or down to the nearest whole share (the "Stock Consideration");

                  (iii) A convertible three year Promissory Note in the
            principal amount of $2,650,000 (the "First Note"), and a non-negotiable convertible three year Promissory Note in the principal amount of $350,000 (the "Second Note"), in the forms attached as Exhibits A and B hereto, both secured by a pledge of the Stock, as provided in the Pledge Agreement attached as Exhibit C.

                  (iv) Earn-Out Payments, if any, as set forth in Section 2.3 herein.

            SECTION 2.3. EARN-OUT PAYMENTS

            (a) The Purchaser shall pay to the Seller the following amounts (each, an "Earn-Out Payment" and collectively, the "Earn-Out Payments"), subject to achievement of the minimum revenue amounts set forth below:

                  (i) In respect of the twelve (12) consecutive months commencing on the first day of the month in which the Closing occurs, or the first day of the next succeeding month, whichever date shall be closest to the Closing Date (the "FIRST EARN-OUT Period"), one Dollar ($1.00) for each twelve Dollars and seventy-five cents ($12.75) of Aladdin Revenue, up to a maximum payment in respect of such period of six hundred sixty-six thousand six hundred sixty-six Dollars and sixty-seven cents ($666,666.67). No payment shall be made during or for the First Earn-Out Period until the Aladdin Revenue equal or exceeds four million two hundred fifty thousand Dollars ($4,250,000) (the "First Earn-Out Threshold"), and in the event that the Aladdin Revenue during the First Earn-Out Period shall not equal or exceed the First Earn-Out Threshold, no Earn-Out Payment shall be made to Aladdin for the First Earn-Out Period.

                  (ii) In respect of the twelve (12) month period following the First Earn-Out Period (the "Second Earn-Out Period"), one Dollar ($1.00) for each fourteen Dollars and twenty-five cents ($14.25) of Aladdin Revenue, up to a maximum payment in respect of such period of six hundred sixty-six thousand six hundred sixty-six Dollars and sixty-seven cents ($666,666.67). No payment shall be made during or for the Second Earn-Out Period until the Aladdin Revenue equal or exceeds four million seven hundred fifty thousand Dollars ($4,750,000) (the "Second Earn-Out Threshold"), and in the event that the Aladdin Revenue during the Second Earn-Out Period shall not equal or exceed the Second Earn-Out Threshold, no Earn-Out Payment shall be made to Aladdin for the Second Earn-Out Period.

                  (iii) In respect of the twelve (12) month period following the
            Second Earn-Out Period (the "Third Earn-Out Period"), One Dollar ($1.00) for each seventeen Dollars and twenty-five cents ($17.25) of Aladdin Revenue, up to a maximum payment in respect of such period of six hundred sixty-six thousand six hundred sixty-six Dollars and sixty-seven cents ($666,666.67). No payment shall be made during or for the Third Earn-Out Period until the Aladdin Revenue for the Third Earn-Out Period is below five million seven hundred fifty thousand Dollars ($5,750,000) (the "Third Earn-Out Threshold"), and in the event that the Aladdin Revenue during the Third Earn-Out Period shall not equal or exceed the Third Earn-Out Threshold, no Earn-Out Payment shall be made to Aladdin for the Third Earn-Out Period.

                  (iv) Any payments to be made to the Seller pursuant to paragraphs (a), (b) or (c) above shall be made forty five (45) days following the end of each Earn-Out Period. Unpaid Earn-Out Payments shall accrue interest at the rate of six percent (6%) simple interest per year from the 60th day from the end of each Earn-Out Period until paid. Potential, but unearned, Earn-Out Payments from an Earn-Out Period may not be carried forward and earned in a subsequent Earn-Out Period.

            (b)   Aladdin Revenue.

                  (i) For the purposes of this Section 2.3, "Aladdin Revenue" shall mean, for any Earn-Out Period, the revenue of the Business as calculated by the Purchaser in accordance with GAAP (for purposes hereof, "GAAP" shall mean the Purchaser's treatment of revenues, except that revenues derived from sales to Digital River shall be treated using the Seller's historical methods) and adjusted as necessary for sales returns, allowances and bad debts, for the sales or licensing (including subscription fees) of: (i) all of the Company's products existing as of the Closing, including all upgrades and updates thereto made after the Closing Date; (ii) third party products resold by the Company, including products owned by Purchaser; (iii) all new products developed by the Company after the Closing; (iv) all new products which the Company sells pursuant to publishing or license agreement for which the Company pays a royalty or licensing fee to the licensee; (v) all existing products owned by Purchaser and transferred to the Company; provided, however, that prior to the inclusion of such products, they shall be valued in accordance with a formula to be provided by Baytree Capital Associates, LLC; and provided further that following such valuation, no revenue derived from such products shall be included as Aladdin Revenue until the Purchaser has reported earnings from such products equal to Mr. Gardner's valuation; (vi) all new products ("Acquired Products") acquired (whether by acquisition of such products individually, in groups or through the acquisition of whole businesses, and considering as an "acquisition" the payment of the purchase price in a single transaction or a group of transactions effectively constituting a single transaction) or licensed by the Company or the Purchaser for a fee less than $200,000; and (vii) revenue from the sales or licensing by the Company of products acquired (as defined above) for amounts in excess of $200,000 shall be included in the Aladdin Revenue after the Purchaser has reported earnings from each such product equal to the aggregate purchase price or license fee paid for it.

            (c) In the event that the Purchaser enters into a transaction with a non-Affiliate of the Purchaser prior to termination of the Third Earn-Out Period regarding the sale or transfer to such third party of the Company or substantially all of the assets of the Company (either in a single or a series of transactions), then upon the closing date of such transaction or transactions all Earn-Out Payments for Earn-Out Periods not completed as of such closing date shall be deemed earned, and shall be paid to the Seller as of the applicable payment dates described in Section 2.3(a)(iv) above; and in the event that any of the assets of the Company are transferred to an affiliate of the Purchaser pursuant to a reorganization, Aladdin Revenue will continue to be calculated as though all products sold by the Company prior to such reorganization continue to be held by the Company. In the further event that the Purchaser sells or transfers to a non-Affiliate any product or portion of a product sold by the Company prior to termination of the Third Earn-Out Period, the Purchaser shall reduce the Earn-Out Maximum for the Earn-Out Period during which the product or portion of a product was sold, and each subsequent Earn-Out Period, by the total amount of revenue reported by the Company during the Earn-Out Period in which such sale is consummated (and the ratios of Aladdin Revenue to Earn-Out expressed in paragraphs Section 2.3(a)(i) - (iii) for each affected Earn-Out Period shall be adjusted accordingly), and the Earn-Out Threshold for each such Earn-Out Period shall be reduced by one-half of such revenue.

            (d) The parties hereto acknowledge that the Earn-Out Payments payable to the Sellers pursuant to this Section 2.3 have been negotiated by the parties based on their inability to agree as to the valuation of the Company as of the Closing Date, and such Earn-Out Payments are intended by the parties to be treated as part of the consideration for the Stock. The Purchaser and the Seller agree not to take any position, including, without limitation, for federal, state, foreign or local tax purposes, that is inconsistent with the intent expressed in this clause (c).

            (e) The Purchaser agrees to keep true and accurate books and records containing sufficiently detailed information to enable the Seller to accurately determine the amount of the Earn-Out Payment due to the Seller for each Earn-Out Period. The Purchaser further agrees to permit the Seller and/or its designated agent access to such books and records at a reasonable time at the Purchaser's principal offices (or at such other location at which such books and records may be located) upon reasonable request by the Seller commencing as of the Closing Date and ending on the third anniversary of the Closing Date in order to inspect and audit such books and records.

            (f) Within forty-five (45) days after the end of each quarter during any Earn-Out Period, the Purchaser shall provide the Seller with a report of the Aladdin Revenue for such quarter, together with a report of the bookings during such quarter of all sales that will at any time be included as Aladdin Revenue (both in the form set forth as Exhibit D hereto), and the amount of Earn-Out Payment due to Seller, if any, for such quarter.

            (g) At any time prior to payment of the Third Earn-Out, if any Earn-Out Payment shall cause the aggregate amount of cash to be received by the Seller pursuant to this Agreement to exceed sixty percent (60%) of the total consideration to be received by the Seller pursuant to this Agreement, then the portion of such Earn-Out Payment in excess of such 60% threshold shall be paid to the Seller in shares of the Purchaser's Common Stock. The number of shares to be issued in such event shall be equal to the portion of the Earn-Out which the Seller wishes to receive in Common Stock divided by the average of the closing "bid" price of the Purchaser's stock on the twenty (20) trading days prior to the end of the applicable Earn-Out Period as reported by the OTCBB, rounded up or down to the nearest whole share.

            (h)   Disputes Regarding Earn-Out Payments.

                  (i) In the event the Seller and the Purchaser shall not reach agreement on all aspects of an Earn-Out Payment, within forty-five (45) days following the Seller's receipt of the Earn-Out Payment, the Seller shall deliver to the Purchaser a written notice of its objections (the "Earn-Out Objection Notice"): (i) objecting in good faith to amount or basis for calculating the Earn-Out Payment, (ii) setting forth the items being disputed and the reasons therefor, and (iii) specifying the Seller's calculation of the disputed item(s) and the adjustment of the Earn-Out Payment to be made accordingly. In connection with the preparation of the Earn-Out Objection Notice, the Purchaser shall grant the Seller's accountants and other representatives reasonable access to all of the books and records of the Company. If the Seller fails to deliver timely its Earn-Out Objection Notice, the Earn-Out Payment shall be considered final and binding upon the Purchaser and the Seller.

                  (ii) The matters in dispute shall be determined by a nationally recognized arbitration firm mutually satisfactory to the Purchaser and the Seller (the "Arbiter") in accordance with such firm's rules, and the Purchaser and the Seller shall promptly deliver to the Arbiter Seller's Earn-Out Objection Notice, together with all materials relating to the Purchaser's calculation of the Earn-Out Payment (the "Earn-Out Calculation") for the disputed Earn-Out Period. Promptly, but not later than thirty (30) days after the acceptance of its appointment, the Arbiter shall determine (based solely on presentations by the Seller and the Purchaser to the Arbiter and not by independent review) only those items in dispute and shall render a report as to its resolution of such items and the resulting calculation of the applicable Earn-Out Payment. For purposes of the Arbiter's determination, the amounts to be included shall be the appropriate amounts from the Earn-Out Calculation, as to items that are not in dispute, and the amounts determined by the Arbiter, as to items that are submitted for resolution by the Arbiter. In resolving any disputed item, the Arbiter may not assign a value to such item greater than the greatest value for such item claimed by either party in the Earn-Out Calculation or Earn-Out Objection Notice or less than the lowest value for such item claimed by either party in the Earn-Out Calculation or Earn-Out Objection Notice. The Purchaser and the Seller shall cooperate with the Arbiter in making its determination and such determination shall be conclusive and binding upon the Purchaser and the Seller.

                  (iii) The Seller shall bear the cost of the Arbiter unless the
            Seller's inspection and audit reveals an underpayment of the Earn-Out Payment by the Purchaser of five percent (5%) or more, in which case the Purchaser shall bear the reasonable costs of the Arbiter and shall reimburse Seller therefor.

                  (iv) Within five Business Days after the final determination of a disputed Earn-Out Payment, if such determination is made in favor of the Seller, the Purchaser shall pay the Seller by wire transfer of immediately available funds the amount, if any, by which the Earn-Out Payment is adjusted by the Arbiter's determination.

                  (v) Nothing in this Section 2.3 or in the statements, reports or documents contemplated hereby shall affect the parties' rights and obligations in respect of a breach or alleged breach of any representation or warranty herein.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Purchaser as set forth in this
Article III:

            SECTION 3.1.      AUTHORITY OF THE SELLER.

            The Seller is a corporation duly organized, validly existing and before the Closing will be in good standing under the laws of the State of Nevada. The Seller has full corporate power and authority to execute and deliver the Transaction Documents, and the execution and delivery by the Seller of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller, including the consent or approval of the holders of the requisite majority(ies) of the Seller's common stock and each other class and series of equity securities of the Seller. This Agreement constitutes, and the other Transaction Documents when executed and delivered by the parties thereto will constitute, the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

            SECTION 3.2.      ORGANIZATION OF THE COMPANY.

            As of the date hereof: (i) the Company is a corporation duly organized, validly existing, and before the Closing will be in good standing under the laws of the State of Delaware (ii) the Company is duly qualified to do business and is in good standing in California, such states being each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (iii) the Company has the requisite corporate power and authority to own its properties and to conduct its business as presently conducted. Schedule 3.2 includes true and correct copies of the Articles of Incorporation and By-Laws of the Company as in effect on the date hereof.

            SECTION 3.3.      CAPITALIZATION OF THE COMPANY.

            As of the date hereof, the authorized capital stock of the Company consists of (i) twenty million (20,000,000) shares of common stock, par value $0.01 per share, of which one (1) share is outstanding and owned by the Seller and (ii) no shares of preferred stock. There are or will be at Closing no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire shares of capital stock of the Company.

            SECTION 3.4.      NO CONFLICT OR VIOLATION; CONSENTS.

            Except as set forth on Schedule 3.4, neither the execution and delivery of this Agreement or any other Transaction Document nor the consummation or performance of any of the transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with, or result in a violation of (i) any provision of the Articles of Incorporation or By-Laws of either the Seller or the Company, or (ii) any resolution adopted by the board of directors or the stockholders of either the Seller or the Company;

            (b) contravene, conflict with, or result in a violation of, or give any Governmental Agency or other Person the right to challenge any of the transactions contemplated hereby or by any other Transaction Document or to exercise any remedy or obtain any relief under, any Legal Requirement to which the Company or the Seller, or any of the assets owned or used by the Company, may be subject;

            (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Agency the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

            (d) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Agency;

            (e) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract, Lease or Permit;

            (f) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by the Company; or

            (g) except for filings under the Securities Act, and the Securities Exchange Act, require the consent, approval, or authorization of, or registration or filing with, any Governmental Agency or any other Person.

            SECTION 3.5.      SUBSIDIARIES AND INVESTMENTS.

            Except as set forth in Schedule 3.5, the Company does not own any stock of, or any equity participation in, any Person and has no Subsidiaries.

            SECTION 3.6.      FINANCIAL STATEMENTS.

            The unaudited balance sheet of the Company as of the Balance Sheet Date (the "Balance Sheet"), and related statements of income, retained earnings and cash flow for the periods then ended and the notes thereto (collectively, the "Financial Statements"), (i) are included as Schedule 3.6: (ii) were prepared in accordance with GAAP, (iii) present fairly the financial condition and the results of operations of the Company as of the dates and for the periods indicated thereon, (iv) are complete, correct and in accordance with the books of account and records of the Company, (v) can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes, and (vi) reflect accurately all costs and expenses which the Company incurred, but not necessarily all of the costs, or a pro-rata portion of the costs, incurred by the Seller which may have been expenses of the Company if the Company were independent and not affiliated with any other corporation or business ("Excluded Costs", all of which are set forth in Schedule 3.6).

            SECTION 3.7.      UNDISCLOSED LIABILITIES.

            As of the Balance Sheet Date, the Company has and will have no material Liabilities, except for Liabilities: (a) reflected or reserved for on the Balance Sheet, as the case may be, (b) relating to performance obligations, under Leases, Contracts and Permitted Liens in accordance with the terms and conditions thereof which are not required by GAAP to be reflected on the Balance Sheet, or (c) as set forth on Schedule 3.7.

            SECTION 3.8.      MATERIAL ADVERSE EFFECT.

            Other than changes resulting from general economic conditions and except as provided on Schedule 3.8, since the Balance Sheet Date, there has not been any Material Adverse Effect or Basis therefor, nor have any events occurred nor do any circumstances exist which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.9.      ACCOUNTS RECEIVABLE.

            All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, or right of set-off, other than returns or other set-offs in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.9 contains a complete and accurate list of all Accounts Receivable as of the Balance Sheet Date, which list sets forth the aging of such Accounts Receivable.

            SECTION 3.10.     INVENTORY.

            The materials, supplies and work-in-process included in the inventory of the Company as set forth on the Balance Sheet were (a) substantially equivalent in quality and quantity, subject to seasonality, to the materials, supplies and work-in-process, and additions thereto, generally included in such inventory in the past; (b) reasonably suitable for the manufacture and distribution of the Company's products in a manner substantially equivalent in quality to that achieved generally by the Company in the past and
(c) valued in accordance with GAAP, in each case, subject to all reserves reflected in the Balance Sheet with respect to such inventory existing on the Balance Sheet Date. Such reserves on the Balance Sheet are adequate under GAAP and are established in accordance with GAAP.

            SECTION 3.11.     REAL PROPERTY.

            (a)   The Company does not own any real property.

            (b) Schedule 3.11(b) contains a list of all leases and subleases, together with any amendments thereto and any subordination, nondisturbance and attornment agreements (the "Leases"), with respect to all real property leased by the Company (the "Leased Property"). Each Lease is in full force and effect, the Company has performed all material obligations required to be performed by it to date under each of the Leases and neither the Company nor, to the Seller's Knowledge, any other party thereto is in material default under any of the Leases (and no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or default). No amount due under the Leases remains unpaid, no material controversy, claim, dispute or disagreement exists between the parties to any of the Leases. The Seller has delivered to the Purchaser a copy of each Lease, and all amendments thereto, listed in Schedule 3.11(b), except to the extent otherwise noted therein.

            (c) The covenants, conditions, restrictions, encroachments, encumbrances, easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments affecting the Leased Property do not and will not, with respect to each Leased Property, materially impair the Company's ability to use any such Leased Property in the operation of the Company's business as presently conducted. To Seller's Knowledge there are no pending or threatened condemnation or similar proceedings affecting the Leased Property. The Company has access to public roads, streets or the like or valid easements over private streets, roads or other private property for such ingress to and egress from the Leased Property, except as would not materially impair the Company's ability to use any such Leased Property in the operation of the Company's business as presently conducted.

            (d) All brokerage commissions and other compensation and fees payable by reason of the Leases have been paid in full or are reflected in the Balance Sheet except for such commissions and other compensation related to options or extensions in the Leases which are not yet exercised.

            (e) To the Seller's Knowledge, all improvements on the Leased Property and the operations therein conducted conform in all material respects to all applicable Legal Requirements, including without limitation, health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not and will not expose any person or property to injury or damage, materially and adversely affect any insurance coverage, give rise to strict liability, penalties or fines, jeopardize any Permit or materially interfere with the present use, operation or maintenance thereof by the Company as now used, operated or maintained, and which do not and will not materially and adversely affect the value thereof. To the Seller's Knowledge, all buildings, structures, improvements and fixtures owned, leased or used by the Company in the conduct of its business at the Leased Property conform in all material respects to all applicable codes and rules adopted by national and local associations and boards of insurance underwriters; and all such buildings, structures, improvements and fixtures are in good operating condition and repair.

            (f) There are no outstanding requirements or recommendations by any insurance company which has issued to the Company a policy covering the Leased Property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on such property.

            (g) All public utilities required for the operation of the Leased Property and necessary for the conduct of the business of the Company are installed and operating, and all installation and connection charges, to the Seller's Knowledge, are paid in full.

            (h) Except as set forth in Schedule 3.11(b), the Leased Property is not subject to any lease, sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of such property or any portion thereof.

            (i) The plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems for which the Company is responsible under the Leases in the buildings or improvements are in good working order and condition, and the roof, basement and foundation walls of such buildings and improvements for which the Company is responsible under said Leases are in good condition and free of leaks and other material defects. All such mechanical and structural systems and such roofs, basement and foundation walls for which others are responsible under said Leases are, to the Seller's Knowledge, in good working order and condition and free of leaks and other material defects.

            SECTION 3.12.     CONDITION AND COMPLIANCE OF PROPERTY.

            (a) Schedule 3.12(a) contains a list of owned computers, information technology, hardware, software, facsimile machines and copier machines with a value of over $500. As of such date, the Company owned outright and had good and marketable title to all such personal property subject to no Lien except Permitted Liens and except as set forth on Schedule 3.12(a).

            (b) Schedule 3.12(b) sets forth the name, parties and date of all personal property leases to which the Company is a party or in respect of the Business. Except as set forth in Schedule 3.12(b), the Company holds good leaseholds in all of the personal property shown or required to be shown on
Schedule 3.12(b) as leased by the Company, in each case under valid and enforceable leases. The Company is not, and to Seller's Knowledge no other party to any such personal property lease is, in material breach of or default under any lease of any item of personal property listed on Schedule 3.12(b) (and no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or default).

            (c) The assets of the Company: (i) in the aggregate are adequate to conduct the operations of the Company in substantially the manner currently conducted, (ii) are suitable for the purposes for which they are currently used,
(iii) have been maintained in accordance with the Company's historical practices since January 1, 2001, and (iv) are in good condition, ordinary wear and tear excepted. Each plant, building, office, shop and other structure and each item of personal property is in good operating condition and is suitable and sufficient for the operation of the business of the Company, as currently conducted and currently proposed to be conducted.

            SECTION 3.13.     COMPLIANCE WITH LEGAL REQUIREMENTS.

            (a) Except as set forth on Schedule 3.13(a), the Company has complied with, has not received any notice of violation of, and has no Knowledge of any Basis which with or without notice could reasonably be expected to constitute a violation of, any material Legal Requirements. Since January 1, 2001, except as set forth on Schedule 3.13(a), neither the Seller nor the Company has received any notice or other communication (whether oral or written) from any Governmental Agency or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of the Seller or the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, nor is there any Basis for any such notice or other communication.

            (b) Schedule 3.13(b) sets forth a list of each Permit that is necessary or appropriate for the operations of the Company as currently conducted or currently proposed to be conducted, including the issuing Governmental Agency, the expiration date, and the permit number. All Permits included on Schedule 3.13(b), except as noted therein, are in full force and effect and no proceeding is pending or, to the Knowledge of the Seller, threatened, to revoke or limit any such Permit, nor is there a Basis for any such revocation. Except as set forth in Schedule 3.13(b):

            (i) the Company is, and at all times since January 1, 2001 has been, in full compliance with all of the terms and requirements of each Permit listed in Schedule 3.13(b);

            (ii) since January 1, 2001, neither the Seller nor the Company has received any notice or other communication (whether oral or written) from any Governmental Agency or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Permit, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Permit, nor is there any Basis for such notice or other communication; and

            (iii) all applications required to have been filed for the renewal of the Permits have been duly filed on a timely basis with the appropriate Governmental Agencies, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Agencies.

            SECTION 3.14.     AFFILIATE AGREEMENTS AND LIABILITIES.

            Except as set forth on Schedule 3.14:

            (a) there are no written or oral Contracts between the Company and any Seller Entity including, without limitation, any such Contracts relating to the provision of any services by the Company to any such Seller Entity, or by any such Seller Entity to the Company; and

            (b) (i) since the Balance Sheet Date, there have been, (ii) from the date hereof to the Closing Date there will be, and (iii) after the Closing Date there will be, no transactions, agreements, arrangements or indebtedness between the Company and (x) any Seller Entity, (y) any director or officer of the Company or (z) any member of the immediate family of any individual described in clause (x) or (y) of this sentence.

            SECTION 3.15.     CONTRACTS.

            (a) Schedule 3.15 hereto lists all of the Contracts, commitments, arrangements and understandings which are material to the properties, conduct, operations or financial condition of the Company or are otherwise material.

            (b) Except as set forth on Schedule 3.15 (and for Leases and Permitted Liens), the Company is not a party to or bound by any of the following, which are material to the properties, conduct, operations or financial condition of the Company or are otherwise material:

                  (i) mortgage, indenture, note, or installment obligation, or other instrument for or relating to Indebtedness;

                  (ii) guaranty of any obligation for borrowings or performance, or guaranty or warranty of products or services, excluding endorsements or guaranties of instruments made in the Ordinary Course of Business in connection with the deposit of items for collection, and statutory warranties;

                  (iii) agreement or arrangement for the sale or lease of any of its assets other than in the usual, regular and Ordinary Course of Business;

                  (iv) agreement or other arrangement for the purchase of any real estate, machinery, equipment, or other capital assets;

                  (v) Contract for the future purchase of materials, supplies, services, merchandise, or equipment parts;

                  (vi) Contract pursuant to which it is or may be obligated to make payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of businesses, assets, or stock of other companies;

                  (vii) distribution, dealership, representative, broker, sales agency, advertising or consulting Contract excepting any such contract that is terminable at will, or by giving notice of 30 days or less, without Liability;

                  (viii) lease or other agreement for the use of real or personal property;

                  (ix) agreement imposing non-competition or exclusive dealing obligations on it;

                  (x) agreement providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (xi) license or royalty agreement with obligations payable by or to the Company;

                  (xii) Contract or agreement for the employment of any stockholder, director, officer, consultant or key employee not terminable without penalty or Liability arising from such termination or any severance or change-in-control contract or arrangement;

                  (xiii)Contract relating to cleanup, abatement or other actions in connection with environmental liabilities; or

                  (xiv) Contract which (A) involves future payment by or to the Company or (B) is otherwise material to the extent relating to the conduct of the business of the Company.

            (c) Each Contract, including the Contracts listed or required to be listed on Schedule 3.15, is valid, binding and enforceable against the Company, and to the Seller's Knowledge the other parties thereto in accordance with its terms, and is in full force and effect.

The Company has performed all material obligations required to be performed by it to date under each of the Contracts. Except as set forth in Schedule 3.15, neither the Company nor, to the Seller's Knowledge, any other party thereto is in material breach of or default under any Contract to which the Company is a party or by which it is bound or to which its assets are subject (and no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or default). The Seller has delivered to the Purchaser a copy of each Contract or other written evidence of the obligations, and all amendments thereto, listed or required to be listed in Schedule 3.15, except to the extent otherwise noted thereon.

            SECTION 3.16.     INTELLECTUAL PROPERTY.

            (a) Set forth on Schedule 3.16(a) is a true and complete list of all Intellectual Property and Software Products (as defined in Section 3.17 below) (collectively, the "LISTED INTELLECTUAL PROPERTY") now used in the business of the Company except the mass- market third-party software described in Section 3.16(d).

            (b) Set forth on Schedule 3.16(b) is a complete list of all licenses or agreements which in any way affect the rights of the Company to any of the Listed Intellectual Property (the "Intellectual Property Licenses"); such list indicates the specific Listed Intellectual Property affected by each such Intellectual Property License.

            (c)   Except as set forth on Schedules 3.16(a) and Schedule
3.16(b), neither the Listed Intellectual Property nor any Intellectual Property License infringes or provides any basis to believe that the Company's operations or any Listed Intellectual Property or Intellectual Property License would infringe upon any validly issued trademark, trade name, service mark, copyright or, any validly issued patent or other right of any other third party. The manner in which the Company has manufactured, packaged, shipped, advertised, labeled and sold its products complies with all applicable laws and regulations pertaining thereto, the failure to comply with which would have a Material Adverse Effect.

            (d) The Company has a valid license to use each copy of mass-market third-party software used by it.

            (e) Except as set forth on Schedule 3.16(a) and Schedule 3.16(b), each of the Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder.

            (f) All Marks, Patents and registered copyrights are valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees which have fallen due on or prior to the effective date of this Agreement have been paid. The grants, registrations and applications for such Marks, Patents and registered copyrights have not lapsed, expired or been abandoned and, except for the Trademark Opposition, no application or registration thereof is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction. All products and materials containing a Mark bear the proper notice where permitted by law.

            (g)   Trade Secrets

            (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

            (ii) The Seller and the Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.

            (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Seller's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

            (h) Except as set forth in Schedule 3.16, to the Knowledge of the Seller, there are no conflicts with or infringements of any Intellectual Property by any third party. Apart from the AKS Litigation, no Mark has been or is now involved in any opposition, invalidation or cancellation and, to the Seller's Knowledge, no such action is threatened with respect to any of the Marks. Except as set forth in Schedule 3.16, the conduct of the Company's business as currently conducted does not conflict with or infringe in any way with any proprietary right of any third party, which conflict or infringement could have a material adverse effect on the Company, the Intellectual Property or the business of the Company. Except as set forth in Schedule 3.16, there is no claim, suit, action or proceeding pending or threatened against the Company
(i) alleging any such conflict or infringement with any third party's proprietary rights or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

            (i) No consents, filings or authorizations by or with Governmental Agencies or third parties in respect of the Listed Intellectual Property are necessary to consummate the transactions contemplated hereby.

            (j) Neither the Seller nor the Company has entered into any material consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any person relating to the Intellectual Property or the intellectual property of any third party other than as may be contained in the license agreements listed in Schedule 3.16. Except as set forth in Schedule 3.16, the Company is not under any obligation to pay royalties or similar payments in connection with any license to any of its Affiliates.

            (k) No former or present employees, officers or directors of the Company hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

            SECTION 3.17.     SOFTWARE PRODUCTS.

            Except as specifically set forth on Schedule 3.17, the Company is the sole and exclusive owner or licensee of:

            (a) the Listed Intellectual Property, the Intellectual Property Licenses and the technology, know-how and processes now used by the Company, or used in connection with any product now being manufactured and sold by the Company, in the manner that such product is now being manufactured and sold; and

            (b) all rights, title and interest of whatever kind or nature throughout the world in and to the fully or partially developed computer software products listed on Schedule 3.16(a) and Schedule 3.16(b), with all modifications, enhancements and additions thereto, including, without limitation, all rights in and to all versions thereof and all source code, object code, manuals and other documentation and related materials thereof (collectively, the "Software Products"). Without limiting the generality of the above, the Software Products shall also include all of the Company's related programs, trade secrets, algorithms and processes relating to the Software Products or such programs, the Company's copyright in and to each of the Software Products and all works derivative therefrom, all current, previous, enhanced and developmental versions of the source and object code and any variations thereof, all user and programmer documentation, all design specifications, all maintenance and installation routines, all system documentation (including all flow charts, systems procedures and program component descriptions), all procedures for modification and preparation for the release of enhanced versions and all test data available (excluding all proprietary information of third parties) with respect to the Software Products.

            (c) The transactions contemplated hereby will not result in the termination of any publishing or license agreements with respect to products or materials incorporated in the Software Products or otherwise alter the Company's ability to sell the Software Products.

            (d) The Software Products are free from any significant software defect or programming or documentation error, conform to the specifications thereof, and, with respect to owned Software Products, the applications can be recreated from their associated source code.

            (e) Except as set forth on Schedule 3.17 hereto, the Seller has no Knowledge of the existence of any bugs or viruses contained in CD-ROMs or in downloadable files on which the Software Products are distributed which cause the Software Products to be uninstallable.

            SECTION 3.18.     LABOR RELATIONS.

            Except as set forth on Schedule 3.18, the Company is not a party to any collective bargaining agreement covering Employees, there are no controversies or unfair labor practice proceedings pending or, to the Seller's Knowledge, threatened between the Company and any of its current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. To the Seller's Knowledge, except as set forth on
Schedule 3.18, no organizational effort is presently being made or to the Knowledge of the Seller, threatened by or on behalf of any labor union.

            SECTION 3.19.     EMPLOYEE BENEFITS.

            (a) Schedule 3.19(a) sets forth all Employee Benefit Plans and all other employee benefit arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for Employees or Former Employees. Each of the employee benefit plans, practices and arrangements set forth on Schedule 3.19(a) shall hereafter be referred to as a "Plan" (or "Plans" as the context may require).

            (b) Except with respect to any Multiemployer Plan, copies of the following documents, with respect to each of the Plans as applicable, have been delivered to Purchaser by the Seller: (i) all plan and related trust documents, and amendments thereto; (ii) the most recent IRS Form 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions; and (v) the most recent actuarial report.

            (c) Except as set forth on Schedule 3.19(c), none of the Plans is a Multiemployer Plan. Neither the Company nor any ERISA Affiliate has incurred any Liability resulting from a complete or partial withdrawal from any Multiemployer Plan, and none of them has incurred, or is reasonably likely to incur, any Liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full, and to the Knowledge of the Seller, no event has occurred that would subject the Company or any ERISA Affiliate to any such liability.

            (d) Neither the Company nor any ERISA Affiliate has incurred, or is reasonably likely to incur, any Liability under Section 4062, 4063 or 4064 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA with respect to any Single-Employer Plan, and to the Knowledge of the Seller, no event has occurred that would subject the Company or any ERISA Affiliate to any such Liability. All premiums due the PBGC with respect to all Single-Employer Plans maintained by the Company and its ERISA Affiliates have been timely paid. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA. Except as set forth on Schedule 3.19(d), there has been no "reportable event", within the meaning of Section 4043 of ERISA, with respect to any Single-Employer Plan maintained by the Company or its ERISA Affiliates which would require the giving of notice to the PBGC. No Single-Employer Plan maintained by the Company or its ERISA Affiliates has incurred an accumulated funding deficiency within the meaning of Section 412 of the Code.

            (e) Except with respect to any Multiemployer Plan, each Plan complies with, and has been established, operated and administered in accordance with its terms and the requirements of, ERISA, the Code and other applicable laws.

            (f) Except with respect to any Multiemployer Plan, there are no material pending or, to Seller's Knowledge, threatened claims by, on behalf of or involving any Plan Administrator or any Plan Trustee (other than routine claims for benefits).

            (g) Neither the Company nor any ERISA Affiliate has incurred any liability for any tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA with respect to any Plan.

            (h) With respect to each Plan that is a Single-Employer Plan, the most recent actuarial report prepared by the Plan's actuary, using the actuarial methods and assumptions contained in such report, fairly presents the fair market value of the assets of each such Plan and the present value of the Liabilities in respect of the benefits accrued under each such Plan, and since the date of such actuarial report there has been no material adverse change in the funded status of any such Plan after taking into account the additional accrual of benefits by participants since the date of such actuarial report through the Closing Date.

            (i) Each Plan which is intended to qualify under Section 401(a) of the Code has received an IRS determination letter concluding that such Plan so qualifies in form, and no event has occurred and no condition exists that, to the Seller's Knowledge, would cause such Plan to lose its qualified status.

            (j) Except as set forth on Schedule 3.19(j) or as may be required under Section 4980B of the Code, Section 601 of ERISA or other applicable foreign, state or local law, the Company does not have any Liability for post-retirement medical or life insurance benefits or coverage for any Employee or Former Employee or any dependent of any such employee. The reserve reflected in the Balance Sheet will be adequate in accordance with GAAP for the payment or provision of all such benefits.

            (k) Except as set forth on Schedule 3.19(k), the consummation of the transactions contemplated by the Transaction Documents will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company to or in respect of any Employee or Former Employee or the beneficiary or dependent of any such employee under any Plan.

            (l) All payments (including all employer contributions and employee contributions with respect to the Employee Benefit Plans) required to have been made under the Plans or by law (without regard to any waivers granted under Section 412 of the Code) have been made by the due date thereof (including any valid extension), and all payments for any period ending on or before the Closing which are not yet due will have been paid or accrued by the Closing Date.

            SECTION 3.20.     INSURANCE.

            Schedule 3.20(a) sets forth a list of all insurance policies and all material fidelity bonds or other insurance service contracts (the "Insurance Policies") providing coverage for the properties or operations of the Company, the type and amount of coverage, and the expiration dates of the Insurance Policies. Except as set forth on Schedule 3.20(b), there is no claim by the Company pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums payable under all Insurance Policies have been paid, and the Company has otherwise complied in all material respects with the terms and conditions of all the Insurance Policies. The Insurance Policies are valid and enforceable in accordance with their terms, are issued by an insurer that is reputable, are in full force and effect and insure against risk and liabilities customary in the industry and as required by Legal Requirements and the Contracts. Neither the Seller nor the Company has received notice from any insurance carrier: (i) threatening a suspension, revocation, modification or cancellation of any Insurance Policy or a material increase in any premium in connection therewith, or (ii) informing Seller that any coverage listed on Schedule 3.20 will or may not be available in the future on substantially the same terms as now in effect.

            SECTION 3.21.     LITIGATION.

            Except as set forth in Schedule 3.21, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or to the Seller's Knowledge threatened before any Governmental Agency brought by or against the Seller, the Company or any of their respective officers, directors, Employees, agents or Affiliates involving, affecting or relating to any assets, properties or operations of the Company or the transactions contemplated by the Transaction Documents, nor to the Seller's Knowledge is there any Basis for any such action, suit, proceeding or investigation. Schedule 3.21 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither the Company nor any of its assets or properties is subject to any Order that affects or might affect its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by the Transaction Documents.

            SECTION 3.22.     ENVIRONMENTAL MATTERS.

            Except as set forth on Schedule 3.22, to its Knowledge:

            (a) the Company is, and since January 1, 2001 (the "Environmental Reference Date"), has been in compliance with all Environmental Laws;

            (b) the Company has no Liability, whether contingent or otherwise, under any Environmental Law;

            (c) no request for information, notice, Governmental Agency inquiry, demand letter, notice of violation or alleged violation of, non-compliance or alleged non-compliance with or any Liability under, any Environmental Law by or relating to operations or properties of the Company has been received by or threatened in writing against the Company since the Environmental Reference Date, or, to Seller's Knowledge, before the Environmental Reference Date;

            (d) the Company has not entered into or been subject to, and is not currently a party or respondent to, any Orders nor are any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to Seller's Knowledge, threatened, relating to any Environmental Law affecting the Company;

            (e) the Company has neither expressly nor by operation of law, assumed or undertaken any Liability, including without limitation any obligation for Costs of Remediation, of any other Person;

            (f) the Company has not, and the Seller has no Knowledge of any other Person who has, caused any Release or threatened Release of any Hazardous Material on, in, under, or from the Leased Property nor does the Seller have Knowledge of any such Release; and

            (g) the Company has not received any written or, to the Seller's Knowledge, other communication indicating or claiming potential Liability for Damages or Costs of Remediation with respect to a Release or threatened Release of any Hazardous Material.

            SECTION 3.23.     TAX MATTERS.

            (a) Except as otherwise disclosed in Schedule 3.23(a), (i) the Company has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete as of the time of each such filing; (iii) all Taxes relating to periods ending on or before the Closing Date owed by the Company (whether or not shown on any Tax Return) or to which the Company may be liable under Treasury Regulations ss. 1.1502-6 (or analogous state or foreign provisions) by virtue of having been a member of any Affiliated Group (or other group filing on a combined or unitary basis) at any time on or prior to the Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith); (iv) any liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company in accordance with generally accepted accounting principles; (v) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company in respect of any Tax or assessment, nor is any claim for additional Tax or assessment asserted by any Governmental Agency; (vi) since January 1, 2001, no claim has been made by any Governmental Agency in a jurisdiction where the Company does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the Seller's Knowledge is any such assertion threatened; (vii) there is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns (viii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company; (ix) the Company is not a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; (x) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company; and (xi) the Company has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

            (b) (i) no property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (ii) the Company is not a party to any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954; (iii) the Company has not filed any agreement or consent under Section 341(f) of the Code; (iv) the Seller is not a "foreign person" within the meaning of Section 1445 of the Code; (v) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (vi) the Company has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

            SECTION 3.24.     INTERIM OPERATIONS.

            Since the Balance Sheet Date, the Company has operated only in the Ordinary Course of Business, and except as set forth in Schedule 3.24 the Company has not:

            (a) suffered any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company or any Basis therefor;

            (b) changed its authorized or issued capital stock; granted any stock option or right to purchase shares of capital stock; issued any security convertible into such capital stock; or made any Equity Distributions;

            (c) incurred or become subject to, or agreed to incur or become subject to, any material obligation or Liability, except in the Ordinary Course of Business;

            (d) mortgaged or pledged any of its assets, tangible or intangible, except for Permitted Liens;

            (e) sold or transferred or agreed to sell or transfer any of its assets, or canceled or agreed to cancel any debts or claims except in the Ordinary Course of Business;

            (f) suffered any extraordinary losses or, except in the Ordinary Course of Business, waived any material rights;

            (g) terminated any contract, agreement, license, or other instrument to which it is a party, except in the Ordinary Course of Business;

            (h) increased the rate of compensation payable by it to any employee, whose compensation is determined other than by multiplying the number of hours worked by an hourly rate (a "Salaried Employee"), over the rate being paid or accrued to them as of the Balance Sheet Date;

            (i) made or agreed to make any accrual or arrangement for or payment of bonuses or special compensation of any kind to any of its Salaried Employees; or general increase in the salary or bonus payable or to become payable by the Company to any Employee other than Salaried Employees (other than increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific Employees and not generally to a class or group thereof);

            (j) entered into any agreement, written or oral, providing for the employment of any Employee or any severance or termination benefits payable or to become payable by the Company to any Employee;

            (k) taken any action which would have constituted a breach of any negative covenant of the Seller set forth in Article V or VI if such negative covenant had applied since the Balance Sheet Date; or

            (l) suffered any shortages of materials or supplies or any casualty that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.25.     BROKERS.

            All negotiations relative to the Transaction Documents and the transactions contemplated hereby and thereby have been carried on by the Seller without the intervention of any other Person acting on their behalf in such manner as to give rise to any valid claim by any such Person against the Company or Purchaser for a finder's fee, brokerage commission or other similar payment based on an arrangement with the Seller, with the exception of Baytree Capital Associates, LLC.

            SECTION 3.26.     PRODUCT LIABILITY.

            Except as disclosed in Schedule 3.26:

            (a) to the Company's knowledge (without the requirement of due inquiry) there has not been during the past six (6) years and there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature by or before any Governmental Agency against or involving any product, substance or material (collectively, a "Product"), or class of claims or lawsuits involving a Product manufactured, produced, distributed or sold by or on behalf of the Company which is pending or, to the Seller's Knowledge (without the requirement of due inquiry), threatened, on behalf of the ultimate retail purchaser of any Product, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product manufactured, produced, distributed or sold by or on behalf of the Company, or any alleged failure to warn, or from any breach of express or implied specifications or warranties or representations (a "Product Claim");

            (b) there has not been, nor is there under consideration or investigation by the Company, any Product recall, rework, retrofit or post-sale warning (collectively, "Recalls") conducted by or on behalf of the Company concerning any Products manufactured, produced, distributed or sold by or on behalf of the Company or, to the Knowledge of the Seller, any Recall conducted by or on behalf of any entity as a result of any alleged defect in any Product supplied by the Company; and

            (c) there is no Product Claim pending or, to the Seller's Knowledge threatened, on behalf of a customer of the Company or any Governmental Agency which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.27.     BOOKS AND RECORDS OF THE COMPANY.

            The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to the Purchaser, are complete and correct, accurately reflect in reasonable detail the transactions to which the Company is a party or by which its properties are bound in accordance with GAAP and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act (regardless of the fact that the Company is not subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the boards of directors, and committees of the board of directors of the Company, and no meeting of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be delivered to the Purchaser.

            SECTION 3.28.     SUPPLIERS.

            Schedule 3.28 lists the ten largest suppliers (measured by dollar volume) of the Company during the last fiscal year ("MAJOR SUPPLIERS") and the amount of business done with each Major Supplier in such year. As of the date of this Agreement, except as set forth on Schedule 3.28, (a) the Company is not engaged in a material dispute with any Major Supplier, (b) there has been no material adverse change in the business relationship of the Company with any Major Supplier since December 31, 2002, and (d) no Major Supplier has threatened in writing any material modification or change in the business relationship with the Company.

            SECTION 3.29.     CERTAIN PAYMENTS.

            Since January 1, 2001, neither the Seller nor the Company nor any of their respective directors, officers, agents, or Employees, or to the Seller's Knowledge any other Person associated with or acting for or on behalf of the Seller or the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

            SECTION 3.30.     ACCOUNTS .

            Schedule 3.30 hereto correctly identifies each bank account, brokerage account and safety deposit box maintained by or on behalf or for the benefit of the Company and the name of each person with any power or authority to act with respect thereto.

            SECTION 3.31.     DISCLOSURE.

            (a) No representation or warranty of the Seller in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

            (b) There is no fact known to the Seller that has specific application to either the Seller or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Seller can reasonably foresee, materially threatens the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Schedules hereto.

            SECTION 3.32.     INVESTMENT INTENT; STATUS.

            The Stock Consideration will be acquired hereunder solely for the account of the Seller for investment, and not with a view to the resale or distribution thereof in violation of the Securities Act, subject to the right of the Seller to sell, assign, transfer or distribute any or all of the Stock Consideration to any Person which is an Affiliate of the Seller. Seller is an "accredited investor" within the meaning of Regulation 501 promulgated under the Securities Act.

            SECTION 3.33.     NO CHANGE TO BUSINESS.

            Since the date of the Balance Sheet, there has been no material change to the conduct or operation of the Business.


                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to the Seller as follows:

            SECTION 4.1.     AUTHORITY OF PURCHASER.

            The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Purchaser has full corporate power and authority to execute and deliver the Transaction Documents, the execution and delivery by Purchaser of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes, and the other Transaction Documents when executed and delivered by the parties thereto will constitute, the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies. The Purchaser has the requisite corporate power and authority to own its properties and to carry on the business presently being conducted by it.

            SECTION 4.2.     NO CONFLICT OR VIOLATION.

            Neither the execution and delivery of the Transaction Documents by the Purchaser, nor the consummation or performance of any of the transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with, or result in a violation of (i) any provision of the Articles of Incorporation or By-Laws of the Purchaser, or (ii) any resolution adopted by the board of directors or the stockholders of the Purchaser;

            (b) contravene, conflict with, or result in a violation of, or give any Governmental Agency or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement to which the Purchaser may be subject;

            (c) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract, lease, or permit of the Purchaser; or

            (d) except for filings under the Securities Act, and the Securities Exchange Act, require the consent, approval, or authorization of, or registration or filing with, any Governmental Agency or any other Person on behalf of Purchaser;

            provided, however, that no representation or warranty is made hereby by the Purchaser with respect to the effect of antitrust laws or regulations.

            SECTION 4.3.     LITIGATION.

            There are no actions, causes of action, claims, suits, proceedings or Orders pending or, to the actual knowledge, after reasonable inquiry, of the executive officers of the Purchaser, threatened against the Purchaser at law, in equity, in admiralty or otherwise, or before or by any Governmental Agency, which seek to restrain or enjoin the consummation of the transactions contemplated hereby.

            SECTION 4.4.     BROKERS.

            All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Purchaser without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against the Seller or its Affiliates (other than, after the Closing, the Company) for a finder's fee, brokerage commission or other similar payment based on an arrangement with the Purchaser.

            SECTION 4.5.     STOCK CONSIDERATION.

            The issuance of the Stock Consideration to the Seller has been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

            SECTION 4.6.      SEC REPORTS AND FINANCIAL STATEMENTS.

            The Purchaser has filed with the Securities and Exchange Commission true and complete copies of the Purchaser's Annual Report on Form 10-KSB for the year ended June 30, 2003 and all forms, reports, schedules, statements and other documents required to be filed by the Purchaser under the Securities Act, or the Securities Exchange Act, from and after the filing thereof (such annual report, forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, the "PURCHASER SEC DOCUMENTS"). The Purchaser SEC documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Exchange Act, and the Securities Act, as the case may be, and the applicable rules and regulations promulgated thereunder. There have not been any amendments to the Purchaser SEC Documents since the initial filing thereof. The financial statements of the Purchaser contained in the Purchaser SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

            SECTION 4.7.      INVESTMENT INTENT; STATUS.

            The Stock will be acquired hereunder solely for the account of the Purchaser for investment, and not with a view to the resale or distribution thereof in violation of the Securities Act, subject to the right of the Purchaser and any such designees to sell, assign, transfer or distribute any or all of the Stock to any Person which is an Affiliate of the Purchaser. Purchaser is an "accredited investor" within the meaning of Regulation 501 promulgated under the Securities Act.

                                   ARTICLE V.
                        CERTAIN COVENANTS OF THE SELLER

            The Seller covenants with the Purchaser that from and after the date hereof through the Closing Date (except as consented to or approved by the Purchaser in writing):

            SECTION 5.1.      CONDUCT OF BUSINESS.

            The Seller shall cause the Company:

            (a) to operate only in the Ordinary Course of Business and to continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for their current use. **Confidential portion omitted and filed separately with the Securities and Exchange Commission**;

            (b) to use commercially reasonable efforts to keep available generally the services of its present officers and Employees, and preserve generally the present relationships with Persons having business dealings with it;

            (c) not to make any sale, assignment, transfer, abandonment, or other conveyance of any of its assets or any part thereof;

            (d) to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

            (e) not to settle, release or forgive any material claim or litigation or waive any material right; **Confidential portion omitted and filed separately with the Securities and Exchange Commission**;

            (f) not to make, change or revoke, or permit to be made, changed or revoked, without the consent of the Purchaser, which shall not be unreasonably withheld, any material election or method of accounting with respect to Taxes;

            (g) not to enter into, or permit to be entered into, without the consent of the Purchaser any closing or other agreement or settlement with respect to Taxes affecting or relating to the Company;

            (h) not to enter into or amend any Plan and not to grant any increase in the salary or other compensation of any Employee, except as would not constitute a breach of Section 3.24;

            (i) Except as set forth in Schedule 5.1, not to enter into any employment Contract with any director, executive officer or Employee of the Company or make any loan to, or enter into any material transaction of any other nature with, any director, executive officer or Employee of the Company;

            (j) Except as set forth in Schedule 5.1, not to acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets;

            (k) not to change its authorized or issued capital stock; grant any stock option or right to purchase shares of capital stock; issue any security convertible into such capital stock; or make any Equity Distribution;

            (l) not to incur any Indebtedness other than working capital borrowings in the Ordinary Course of Business;

            (m) not to incur, or suffer to exist, any Lien on the assets of the Company other than Permitted Liens;

            (n) not to take any action that would cause any of the representations and warranties made by the Seller in this Agreement not to remain true and correct; and

            (o) to inform the Purchaser of the occurrence of any event which could reasonably be expected to result in a breach of any representation or warranty contained in Article III.

            SECTION 5.2.      INFORMATION AND ACCESS.

                  The Seller shall permit and cause the Company to permit representatives of the Purchaser to have reasonable access during normal business hours, and in a manner so as not to interfere with the normal operations of the Company, to all premises, properties, personnel, accountants, books, records, contracts and documents of the Company.

            SECTION 5.3.      CONFIDENTIALITY AGREEMENTS.

            At the Closing, the Seller shall assign to the Purchaser the benefits of all confidentiality agreements, if any, relating to the possible sale of the Company or any material portion of the assets thereof to the extent such assignment is not expressly prohibited by the terms of such agreements.

            SECTION 5.4.      BEST EFFORTS.

            Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby; provided, however, that nothing in this covenant or any other provision of this Agreement or any other Transaction Document shall require the Purchaser to agree to any divestiture, hold-separate or other similar agreement or requirement.

            SECTION 5.5.      NO SHOP.

            (a) The Seller shall not and shall cause the Company not to, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other Person relating to the acquisition of the Stock or the Company, its assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory in the ordinary course); and

            (b) The Seller shall immediately notify the Purchaser regarding any contact between the Seller, the Company or their respective representatives and any other Person regarding any such offer or proposal or any related inquiry.

            SECTION 5.6.      NOTICES OF CERTAIN EVENTS.

            The Seller shall promptly notify the Purchaser of:

            (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any other Transaction Document;

            (b) any notice or other communication from any Governmental Agency in connection with the transactions contemplated by this Agreement or any other Transaction Document; and

            (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Seller or the Company if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
3.21 or that relate to the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

            SECTION 5.7.      NO DUPLICATES.

            Neither the Seller nor any of its Affiliates shall directly or indirectly retain, use or transfer any copies, duplicates or derivative versions of any of the Company's databases or mailing lists (whether in postal or e-mail form) from and after the Closing Date without the Purchaser's prior express written consent; provided, however that the Seller may continue to use the Seller's own databases and mailing lists which contain some limited overlap of information with that contained in the Company's databases and mailing lists, so long as the Seller does not take any action inconsistent with the Purchaser's sole rights in the Company's databases and mailing lists.


                                   ARTICLE VI.
                        CERTAIN COVENANTS AND AGREEMENTS

            SECTION 6.1.      TRANSFER TAXES.

            All sales, recording, transfer, stamp, registration, conveyance, value added, use, or other similar Taxes, duties, excise, governmental charges or fees (including penalties and interest) imposed as a result of the sale of the Stock to the Purchaser or the issuance of the Stock Consideration to the Seller pursuant to this Agreement shall be borne by the Seller. The Purchaser shall promptly remit any refunds of such items to the Seller. The Seller and the Purchaser, to the extent required by Legal Requirements, shall prepare and file all Tax Returns and other documentation on a timely basis with respect to any such Taxes or fees.

            SECTION 6.2.      OBLIGATION TO FILE TAX RETURNS.

            The Seller shall cause to be prepared and filed all Tax Returns with the appropriate federal, state, local and foreign Governmental Agencies relating to the Company for periods ending on or prior to the Closing Date and shall pay all Taxes due with respect to such Tax Returns. The Purchaser shall cause to be prepared and filed all Tax Returns required to be filed by the Company for periods after to the Closing Date and shall pay all Taxes due with respect to such Tax Returns.

            SECTION 6.3.      CERTAIN PROVISIONS RELATING TO CONSENTS.

            The Seller shall use commercially reasonable efforts prior to and after the Closing Date to obtain all consents that are required in connection with the transactions contemplated by this Agreement and the other Transaction Documents. The Seller shall not obtain any consent that will affect the Purchaser or the Company to the economic detriment of either, including any modification of any Contract, Lease or Permit. The Purchaser shall cooperate as reasonably necessary or desirable to secure the third party consents, including, without limitation, providing to such third party information, including financial information; provided, however, that neither the Purchaser nor the Company shall be required to incur any liability or obligation in connection therewith, other than for the underlying matter for which such consent was obtained as in effect immediately prior to such consent.

            SECTION 6.4.      NONDISCLOSURE; NONCOMPETITION; NON-SOLICITATION.

            (a) Except as required by law, from and after the Closing Date, the Seller shall not use, divulge, furnish or make accessible to anyone any proprietary, material non-public, confidential or secret information to the extent relating to the Company (including, without limitation, customer lists, supplier lists and pricing and marketing arrangements with customers or suppliers) or the Business, and the Seller shall cooperate reasonably with the Purchaser in preserving such proprietary, confidential or secret aspects of the Company and the Business. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the disclosure of the tax treatment and tax structure, each as defined in Treasury Regulations Section 1.6011-4, of the transaction (but no other details about the matters covered by this Agreement, including, without limitation, the identities of the parties except as may be required by legal rule, regulation or legal process).

            (b) Prior to the end of the Third Earn-Out Period, Seller shall not engage in Competitive Business Activities. Subject to Section 6.9, the Seller shall not, directly or indirectly, for a period of three (3) years from the Closing Date, (i) solicit for hire or enter into any contractual arrangement with any Employee without the prior written consent of the Purchaser unless such Employee has not been employed by the Company or the Purchaser for a period of two (2) years; or (ii) call on or solicit any of the customers or suppliers of the Business or make known the names and addresses of such customers or suppliers or any information relating in any manner to the Business or the Company's relationships with such customers or suppliers. The Seller agrees that a violation of this Section will cause irreparable injury to the Purchaser, and the Purchaser shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to an injunction enjoining and restraining the Seller from doing or continuing to do any such violation and any other violations or threatened violations of this Section.

            (c) The Seller acknowledges and agrees that the covenants set forth in this Section are reasonable and valid in scope and in all other respects. If any of such covenants is found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. In the event that, notwithstanding the first sentence of this paragraph (c), any of the provisions of this Section relating to scope of the covenants contained therein or the nature of the business restricted thereby shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems enforceable, such provision shall be deemed to be replaced herein by the maximum restriction deemed enforceable by such court.

            SECTION 6.5.      SECTION 338(H)(10) ELECTION.

            (a) With respect to the sale of the Stock, in the event that Seller is unable to obtain assurances from its tax advisors and if so requested by the Purchaser upon notice to the Seller on or before the Closing Date, the Seller and the Purchaser shall jointly make a Section 338(h)(10) Election (as hereinafter defined) in accordance with applicable laws and under any comparable provision of state, local or foreign law for which a separate election is permissible and as set forth herein. The Purchaser and the Seller shall take all necessary steps to properly make a Section 338(h)(10) Election in accordance with applicable laws and under any comparable provision of state, local or foreign law for which a separate election is permissible. The Purchaser and the Seller agree to cooperate in good faith with each other in the preparation and timely filing of any Tax Returns required to be filed in connection with the making of such an election, including the exchange of information and the joint preparation and filing of Form 8023 and related schedules. The Purchaser and the Seller agree to report the transfers under this Agreement consistent with such elections and shall take no position contrary thereto unless required to do so by applicable tax law pursuant to a determination as defined in Section 1313(a) of the Code.

            (b) The Purchaser shall be responsible for the preparation and filing of all Section 388 Forms (as hereinafter defined) in accordance with applicable tax laws and the terms of this Agreement and shall deliver such
Section 338 Forms to the Seller at least 30 days prior to the date such Section 338 Forms are required to be filed. Seller shall execute and deliver to the Purchaser such documents or forms (including executed Section 338 Forms) as are requested and are required by any laws in order to properly complete the Section 338 Forms at least 20 days prior to the date such Section 338 Forms are required to be filed. The Seller shall provide the Purchaser with such information as the Purchaser reasonably requests in order to prepare the Section 338 Forms by the later of 30 days after the Purchaser's request for such information or 30 days prior to the date on which the Purchaser is required to deliver such forms to the Seller.

            (c) The Purchase Price, liabilities of the Company and other relevant items shall be allocated in accordance with Section 338(b)(5) of the Code and the Treasury Regulations thereunder. Purchaser shall, at its option, determine the fair market value of the assets of the Company (the "Valuation"). The Valuation shall be binding on the Purchaser and the Seller unless the Seller shall, within 10 days of delivery to the Seller of the Valuation, conclude in good faith that the Valuation is manifestly unreasonable. The Purchaser shall be under no obligation to have such Valuation prepared by an independent appraiser. All values contained in the Valuation shall be used by each party in preparing the forms referred to in Section 6.5(b) above and all other relevant Tax Returns.

            (d) "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Tax authority in connection with a Section 338(h)(10) Election.
Section 338 Forms shall include, without limitation, any "statement of section 338 election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treas. Regs. Section 1.338-1 or Treas. Regs. Section 1.338(h)(10)-1 or any successor provisions.

            (e) Notwithstanding any other provision of this Agreement to the contrary, the Seller agrees that any income and gain recognized as a result of, and in accordance with, the making of the Section 338(h)(10) Election will be included in the consolidated federal income tax return of the Seller's consolidated group and any resulting tax liability will be paid by the Seller, as the common parent of the Seller's consolidated group. The Purchaser agrees that it will pay and be responsible for, and will indemnify and save the Seller harmless from, any reasonable costs incurred by the Seller (including but not limited to costs incurred in connection with the preparation or restatement of any Tax Return) or Taxes imposed on the Seller by any federal, state or local Tax authority, in each case resulting from the Purchaser's election to treat the purchase of the Stock as an asset acquisition under the statutes of any such Tax authority.

            (f)   "Section 338(h)(10) Election" means an election described in
Section 338(h)(10) of the Code with respect to Purchaser's acquisition of Shares pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under state or local law pursuant to which a separate election is permissible with respect to Purchaser's acquisition of Shares pursuant to this Agreement.

            SECTION 6.6.      ONGOING TAX/AUDIT COOPERATION.

            (a) If the Closing occurs, the Seller and the Purchaser shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such Tax data, prior Tax Returns and filings and other information as may be reasonably required for the preparation by the Purchaser or the Seller of any Tax Returns, elections, consents or certificates required to be prepared and filed by the Purchaser or the Seller and any audit or other examination by any Governmental Agency, or judicial or administrative proceeding relating to liability for Taxes. Without limiting the generality of the foregoing, each of the Purchaser and the Seller shall retain copies of all Tax Returns, supporting work schedules and other records relating to tax periods or portions thereof ending prior to or including the Closing Date until the later of (i) the expiration of the statute of limitations for the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except for extensions obtained by that party or its Affiliates or extensions regarding which such party has received written notice from another party, or (ii) six years following the due date (without extensions) for such Tax Returns; provided, however, that no party will dispose of its copies without first notifying the other parties and providing such other parties with a reasonable period of time to assume possession of such copies. In addition, without limiting the generality of the foregoing, each party shall make its personnel and those of its Affiliates reasonably available for deposition and testimony in any tax controversy or proceeding. The Purchaser shall cooperate with the Seller to the extent reasonably necessary for the Seller's preparation of its financial statements and Tax Returns and in the sharing of financial and accounting information with respect thereto or with respect to any audit, examination, or other proceeding with respect thereto.

            (b) If the Closing occurs, the Seller and the Purchaser shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such financial data and other information as may be reasonably required for the preparation by the Purchaser and the Seller of their year-end audits and Form 10-KSB filings for their fiscal year ended December 31, 2003 and June 30, 2004, respectively, and any other filings required to be prepared and filed by the Seller or Purchaser by any Governmental Agency. Without limiting the generality of the foregoing, the Purchaser and the Seller shall retain copies of all financial data and other financial records relating to the Company. The Purchaser and Seller shall cooperate to the extent reasonably necessary for the preparation of its financial statements and accounting information with respect thereto or with respect to any audit.

            (c)   No information or documentation provided pursuant to this
Section 6.6 shall be disclosed by the recipient thereof to any Person except its accountants and relevant tax authorities or as required by applicable law (in which case the disclosing party shall consult in good faith with the other party prior to making any such disclosure).

            SECTION 6.7.      TAX RELATED COVENANTS.

            Without the prior written consent of the Purchaser, neither the Company nor any of its Subsidiaries shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Company or any of its Subsidiaries for any period ending after the Closing Date or decreasing any Tax attribute of the Company or any of its Subsidiaries existing on the Closing Date.

            SECTION 6.8.      FURTHER ASSURANCES.

            Upon the request of the Purchaser at any time after the Closing Date, the Seller shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Purchaser may reasonably request in order to perfect title of the Purchaser and its successors and assigns to the Stock or otherwise to effectuate the purposes of this Agreement.

            SECTION 6.9.      PURCHASER CONDUCT OF BUSINESS.

            (a) Purchaser agrees to take all reasonable steps necessary and required to allow the Company to meet the applicable maximum Earn-Out Payment for each of the Earn-Out Periods. In furtherance thereof and not in limitation thereto, except as otherwise agreed to by Seller, the Purchaser, until the termination of the Third Earn-Out Period, covenants:

            (i) to continue to operate the Business and maintain the Company as a separate subsidiary, allowing it to conduct its business in the ordinary course and not to materially change its operations, including, but not limited to, not discontinuing any of the Company's products, services, business models or development efforts.

            (ii) to not take any action which would materially adversely affect the ability of the Company to earn and realize the Aladdin Revenue, including, but not limited to, (A) changing pricing or business models,
      (B) not properly staffing the Company, in accordance with historical staffing levels and with current revenue levels, and (C) not providing sufficient marketing resources or advertising budgets, in accordance with historical level and with current revenue levels.

            (iii) to use its best efforts to preserve the Company's business organization, sales channel and distribution network, to keep available the services of the Company's present officers and key employees, to preserve the good will of those having business relationships with the Company and to continue its existing relationships with the Company's lenders, suppliers, customers and key employees.

            (b) Seller shall provide notice to Purchaser promptly upon the occurrence of any breach of this Section 6.9, whereupon the Purchaser shall have a period of 30 days to correct such breach. In the event the breach is not cured within such 30 day period, the balance of the Earn-Out Payments not yet earned during then-current and future Earn-Out Periods shall be deemed earned, and shall be paid to the Seller immediately.

            (c) Notwithstanding anything to the contrary herein, Seller and Purchaser may, from time to time, agree in writing, to modify the provisions of this so that it better reflects, in light of changing business circumstances, the intent of the parties to allow the Company to achieve the maximum amount of the Earn Out Payment.

            SECTION 6.10.      MANAGEMENT OF SELLER.

            Notwithstanding any other provision in this Agreement or the Transaction Documents, Purchaser acknowledges that Jonathan Kahn, Darryl Lovato and Alexandra Gonzalez may continue to provide services to Seller as related to
(a) serving on Seller's Board of Directors, (b) Seller's on-going Securities Act reporting requirements, (c) management of the assets of the Seller, (d) **Confidential portion omitted and filed separately with the Securities and Exchange Commission**, (e) the sale of Seller's Aladdin Enterprise Systems subsidiary, and (f) distribution of the assets of the Seller (including the establishment of a trust for the benefit of Seller's stockholders. Purchaser agrees that no such acts on the part of Jonathan Kahn, Darryl Lovato and Alexandra Gonzalez shall be deemed to be a breach of this Agreement, any of the Transaction Documents or a breach of any duty any of the foregoing might owe to Purchaser or the Company as employees.

            SECTION 6.11.      USE OF ALADDIN NAME.

            Notwithstanding anything to the contrary contained herein, Seller may continue to use the name "Aladdin" as part of its corporate name for a reasonable period of time, as solely determined by the Seller.

            SECTION 6.12.      TRANSFER OF PURCHASER PRODUCTS.

            On the Closing Date, Purchaser shall assign to the Company, Purchaser's HiJaak and Net Accelerator software lines for sale by the Company, along with such other product lines as may be mutually agreed by the parties.

            SECTION 6.13. **Confidential portion omitted and filed separately with the Securities and Exchange Commission**


                                  ARTICLE VII.
                       CONDITIONS TO SELLER'S OBLIGATIONS

            The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by the Seller) of each of the following conditions on or prior to the Closing Date:

            SECTION 7.1.      REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of the Purchaser contained in this Agreement which are qualified as to materiality shall be true and correct on and as of the Closing Date as though such representations and warranties were made anew on and as of the Closing Date, and all other representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made anew on and as of the Closing Date. The Purchaser shall have delivered to the Seller a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

            SECTION 7.2.      COMPLIANCE WITH AGREEMENT.

            The Purchaser shall have performed and complied with all covenants to be performed or complied with by it on or prior to the Closing Date. The Purchaser shall have delivered to the Seller a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

            SECTION 7.3.      NO VIOLATION OF ORDERS.

            No preliminary or permanent injunction or other order issued by any court or Governmental Agency, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Agency that declares this Agreement or any other Transaction Document invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby or thereby shall be in effect; and no action or proceeding before any court or Governmental Agency, shall have been instituted or threatened by any Governmental Agency or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or any other Transaction Document or which challenges the validity or enforceability hereof or thereof.

            SECTION 7.4.      CORPORATE DOCUMENTS.

            The Seller shall have received from the Purchaser certified copies of the resolutions duly adopted by the board of directors of the Purchaser approving the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and such resolutions shall be in full force and effect as of the Closing Date.

            SECTION 7.5.      TRANSACTION DOCUMENTS.

            The Purchaser shall have executed and delivered to the Seller an Escrow Agreement in substantially the form set forth in Exhibit E (the "Escrow Agreement"), and a Registration Rights Agreement in substantially the form attached hereto as Exhibit F (the "REGISTRATION RIGHTS AGREEMENT").

            SECTION 7.6.      EMPLOYMENT AGREEMENTS.

            The Purchaser shall have agreed to engage Jonathan Kahn and Daryl Lovato on substantially the terms set forth in those Executive Employment Agreements set forth as Exhibit G and H.

            SECTION 7.7.      OPINION OF COUNSEL.

            Seller shall have received an opinion of Niesar & Diamond LLP, counsel to the Purchaser, in the form of Exhibit I, with such customary changes and modifications as the Purchaser shall reasonably request in light of the nature of the transactions contemplated hereby.

                                  ARTICLE VIII.
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

            The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by the Purchaser) of each of the following conditions on or prior to the Closing Date:


            SECTION 8.1.      REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of the Seller contained in this Agreement which are qualified as to materiality or Material Adverse Effect shall be true and correct on and as of the Closing Date as though such representations and warranties were made anew on and as of the Closing Date (unless such representations are expressly made as of some other date, in which case they shall be true and correct as of such date), and all other representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made anew on and as of the Closing Date (unless such representations are expressly made as of some other date, in which case they shall be true and correct as of such date). The Seller shall have delivered to the Purchaser a certificate of its President or Vice President, dated the Closing Date, to the foregoing effect.

            SECTION 8.2.      COMPLIANCE WITH AGREEMENT.

            The Seller shall have performed and complied with all covenants to be performed or complied with by it on or prior to the Closing Date. The Seller shall have delivered to the Purchaser a certificate of its President or Vice President, dated the Closing Date, to the foregoing effect.

            SECTION 8.3.      CONSENTS.

            All consents, Permits, authorizations, approvals, waivers and amendments which are listed on Schedule 8.3 hereto shall have been obtained.

            SECTION 8.4.      CORPORATE DOCUMENTS.

            The Purchaser shall have received from the Seller certified copies of the resolutions duly adopted by the board of directors of the Seller approving the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and such resolutions shall be in full force and effect as of the Closing Date.

            SECTION 8.5.      EMPLOYEES.

            At least 50% of the persons employed by the Company on the date first set forth above shall continue to be employed by the Company as of the Closing Date. Mssrs. Jonathan Kahn and Darryl Lovato shall have agreed to accept employment by Purchaser on substantially the terms set forth in those Executive Employment Agreements set forth as Exhibit G and H.

            SECTION 8.6.      MATERIAL ADVERSE EFFECT.

            Since the date of this Agreement, there shall not have occurred (i) a Material Adverse Effect or (ii) any event which could reasonably be expected to result in a Material Adverse Effect.

            SECTION 8.7.      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE

            Proceeds. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any Stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Stock.

            SECTION 8.8.      OPINION OF COUNSEL.

            Purchaser shall have received an opinion of Cyruli Shanks & Zizmor, LLP, counsel to the Seller, in the form attached as Exhibit J, with such customary changes and modifications as the Seller shall reasonably request in light of the nature of the transactions contemplated hereby ("Seller's Opinion of Counsel").

            SECTION 8.9.      NO VIOLATION OF ORDERS.

            No preliminary or permanent injunction or other order issued by any court or Governmental Agency, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Agency that declares this Agreement or any other Transaction Document invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby or thereby shall be in effect; and no action or proceeding before any court or Governmental Agency, shall have been instituted or threatened by any Governmental Agency or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or any other Transaction Document or which challenges the validity or enforceability hereof or thereof.

            SECTION 8.10.      DUE DILIGENCE.

            The Purchaser shall have received all business, legal, accounting and other due diligence materials requested from the Company and the Seller, shall have completed the review of said due diligence to its satisfaction, and such due diligence shall be reasonably satisfactory to the Purchaser in its sole discretion.

            SECTION 8.11.     TRANSACTION DOCUMENTS.

            The Seller shall have executed and delivered to the Purchaser the Registration Rights Agreement, the Pledge Agreement and the Escrow Agreement.

            SECTION 8.12.     RESIGNATIONS.

            The Purchaser shall have received the resignations, effective as of the Closing Date, of each of the directors of the Company.

            SECTION 8.13.     OPTIONS AND WARRANTS.

            The Seller shall have caused any and all outstanding options and warrants to purchase capital stock of the Company or any of its subsidiaries to have been (i) cancelled in accordance with their terms or (ii) exercised in accordance with their terms, and in the case of (ii) the Seller shall have repurchased all shares of its capital stock underlying such exercised options.

            SECTION 8.14.     NO LIENS.

            There shall be no outstanding Liens on or in respect of any assets of the Company or the Business, and the Seller shall have provided evidence of such absence of Liens to the Purchaser in form acceptable to the Purchaser in its sole discretion.

            SECTION 8.15.     TAX SHARING AGREEMENTS.

            Any tax sharing agreements among the Company or any Subsidiaries and any other Person shall have been terminated as of the Closing Date with no further liability to the Purchaser, the Company or any such Subsidiary.


                                   ARTICLE IX.
                                   THE CLOSING

            SECTION 9.1.      THE CLOSING.

            The Closing of the transactions contemplated hereby (the "Closing") shall be held two Business Days after each of the conditions precedent set forth in Articles VII and VIII have been satisfied or waived by the party entitled to the benefit thereof and in any event within 35 days following the date first set forth above (the "Closing Date") or at such other time as the parties may mutually agree. The Closing shall be held at the offices of Niesar & Diamond LLP, 90 New Montgomery Street, 9th Floor, San Francisco, CA 94105 or at such other place as the parties may mutually agree. At the Closing, all of the transactions provided for in Article II hereof shall be consummated on a substantially concurrent basis.

            SECTION 9.2.      DELIVERIES BY THE SELLER AT THE CLOSING.

            At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser, the following items:

            (a) the duly executed officer's certificates and certified resolutions referred to in Sections 8.1, 8.2, and 8.4;

            (b) the consents listed on Schedule 8.3;

            (c) Seller's Opinion of Counsel;

            (d)   the resignations referred to in Section 8.12.

            (e) the Escrow Agreement, the Pledge Agreement and the Registration Rights Agreement duly executed by the Seller;

            (f) a certificate or certificates representing the Stock, duly endorsed in blank for transfer or accompanied by appropriate powers duly executed in blank; and

            (g) all other previously undelivered documents that the Seller is required to deliver to the Purchaser pursuant to this Agreement.

            SECTION 9.3.      DELIVERIES BY THE PURCHASER AT THE CLOSING.

            At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Seller, the following items:

            (a) by wire transfer of immediately available funds the amount equal to one million three hundred fifty thousand Dollars ($1,350,000) (the "Closing Date Cash Payment");

            (b)   the originally executed First Note;

            (c) the duly executed officer's certificates referred to in Sections 7.1, 7.2, and 7.4;

            (d) duly executed and acknowledged transfer tax and other required tax forms reasonably required by the Seller to consummate the transactions contemplated hereby, all in the form required by applicable law;

            (e) the Escrow Agreement, the Pledge Agreement and the Registration Rights Agreement duly executed by the Purchaser;

            (f) evidence of receipt by the Escrow Agent of the Cash Escrow Amount and the Second Note; and

            (g) all other previously undelivered documents that the Purchaser is required to deliver to the Seller pursuant to this Agreement.

            SECTION 9.4.      ESTABLISHMENT OF ESCROW.

            Immediately upon the Closing, the Purchase shall cause to be delivered to the Escrow Agent, by wire transfer of immediately available funds, the remaining amount of the Cash Consideration, constituting $150,000 (the "Cash Escrow Amount") and the Second Note, to be held in escrow in accordance with the terms of the Escrow Agreement.


                                   ARTICLE X.
                                 INDEMNIFICATION

            SECTION 10.1.     SURVIVAL.

            Except as otherwise set forth in Section 10.2(b), all of the representations and warranties of the Seller contained in Article III of this Agreement or in any certificate delivered by the Seller pursuant to this Agreement shall survive the Closing and continue in full force and effect as follows: (a) in the case of the representations and warranties of the Seller contained in Section 3.23 (Tax Matters), until six months after the expiration of the statute of limitations with respect to the matter to which the claim relates (including any extension of the statute of limitation consented to by or on behalf of the Company), (b) in the case of the representations and warranties of the Seller contained in Section
3.22 (Environmental Matters), until the fifth anniversary of the Closing Date, and (c) in the case of any other representation or warranty of the Seller contained in this Agreement and any certificate delivered by the Seller pursuant to this Agreement pertaining to any of the Seller's representations and warranties, until the second anniversary of the Closing Date. Notwithstanding the foregoing, any notice given in accordance with Section 12.1 of this Agreement claiming an alleged breach of any representation or warranty hereunder shall without further action extend the survival period for the representation or warranty alleged to have been breached as applied to the circumstances set forth in such notice until immediately after the final resolution of the matter. All of the representations and warranties of the Purchaser contained in Article IV of this Agreement or in any certificate delivered by the Purchaser pursuant to this Agreement pertaining thereto shall survive the Closing and continue in full force and effect until the second anniversary of the Closing Date.

            SECTION 10.2.     INDEMNIFICATION PROVISIONS FOR BENEFIT OF
PURCHASER.

            (a) In the event that the Seller breaches any of its representations, warranties or covenants contained in this Agreement or in any certificate delivered by the Seller pursuant hereto and provided that, as to any claim for breach of representations or warranties, the Purchaser makes a written claim for indemnification against the Seller within the applicable survival period, if applicable, then the Seller agrees to indemnify the Purchaser and its Affiliates from and against all Damages the Purchaser and its Affiliates suffer resulting from or arising out of such event; provided, however, that the Seller shall not have any obligation to indemnify the Purchaser from and against any Damages resulting from the breach of any representation or warranty of the Seller (as opposed to any covenant of the Seller) contained in Article III of this Agreement until the Purchaser has suffered aggregate Damages, by reason of all such breaches in excess of $25,000; provided further that (i) and Seller shall have no obligation to indemnify the Purchaser for the initial $25,000 in Damages, and (ii) no claim may be made by Purchaser under this Section 10.2(a) unless such claim exceeds $10,000 in value. In any event, the maximum amount that Seller shall be required to pay as to all claims made under this Section 10.2(a) shall be equal to the amount of unpaid Earn-Out Payments as of the date on which each claim is made.

            (b) Without limiting the generality or effect of the foregoing, the Seller shall indemnify, defend and hold harmless the Company, the Purchaser and any of their respective Affiliates from and against any and all Damages resulting from or arising out of any of the following (which indemnification, defense and hold harmless shall not be subject to any of the limitations set forth in Section 10.2(a)):

            (i) Any claim of any creditor or beneficiary of the Seller or any of its Affiliates (other than the Company), whether arising prior to, on or after the Closing Date.

            (ii) Pre-Closing Taxes. For purposes of this Agreement, "Pre-Closing Taxes" shall mean, except to the extent included in the determination of Adjusted Net Assets, (a) all liability for Taxes of the Company for tax periods ending prior to the Closing Date; (b) all liability for Taxes described in Section 6.1; (c) all liability attributable to any misrepresentation or breach of warranty made by the Seller in Section 3.23 of this Agreement; (d) all liability for Taxes attributable to any failure to comply with any of the covenants or agreements of the Seller or the Company under this Agreement; and (e) all liability for Taxes of any other person pursuant to any contractual agreement entered into on or before the Closing Date.

            SECTION 10.3.     MATTERS INVOLVING THIRD PARTIES.

            (a) If any third party notifies the Purchaser (the "Indemnified Party") with respect to any matter which may give rise to a claim (other than a Tax Claim) for indemnification against the Seller (the "Indemnifying Party") under Section 10.2, then the Indemnified Party shall use reasonable efforts to notify the Indemnifying Party thereof promptly and in any event within ten days after receiving any written notice from a third party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is actually prejudiced thereby.

            (b) Once the Indemnified Party has given notice of the matter to the Indemnifying Party, the Indemnified Party may, subject to the Indemnifying Party's rights to assume the defense of such matter pursuant to paragraph (c) below, defend against the matter in any manner it deems appropriate.

            (c) The Indemnifying Party may at any point in time choose to assume the defense of all of such matter, in which event:

            (i) the Indemnifying Party shall defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party,

            (ii) the Indemnified Party may retain separate counsel at its sole cost and expense (except that the Indemnifying Party shall be responsible for the fees and expenses of one separate co-counsel for all Indemnified Parties to the extent the Indemnified Party is advised, in writing by its counsel, that either (x) the counsel the Indemnifying Party has selected has a conflict of interest, or (y) there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party), and

            (iii) the Indemnifying Party shall reimburse the Indemnified Party for the reasonable costs of defense or investigation for the period prior to the assumption of the defense.

            (d) Assumption of the defense of any matter by the Indemnifying Party shall without further action constitute an irrevocable waiver by the Indemnifying Party of its right to claim at a later date that such third party action for which the defense was assumed is not a proper matter for indemnification pursuant to this Article X.

            (e) The Indemnified Party shall not consent to the entry of a judgment or enter into any settlement with respect to any matter which may give rise to a claim for indemnification without the written consent of the Indemnifying Party, which consent may not be unreasonably withheld or delayed; provided, however, that if the Indemnifying Party has failed to provide indemnification required to be provided pursuant to this
Article X for fifteen days after a request therefor, then the Indemnified Party may take any such action without the consent of the Indemnifying Party.

            (f) The Indemnifying Party shall not consent to the entry of a judgment with respect to any matter which may give rise to a claim for indemnification or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be unreasonably withheld or delayed).

            SECTION 10.4. CERTAIN ADDITIONAL PROVISIONS RELATING TO INDEMNIFICATION.

           (a) Notwithstanding Section 12.11, after the Closing Date, the indemnification provisions set forth in this Article X shall constitute the sole and exclusive recourse and remedy available to the Purchaser with respect to the breach of any representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement except for actual fraud.

            (b) Notwithstanding anything in this Agreement to the contrary, for purposes of this Article X, in determining the existence of a breach of any representation, warranty, covenant or agreement and the amount of Damages, no effect shall be given to any qualification as to materiality or Material Adverse Effect.

            (c) All payments by an Indemnifying Party under Article X shall be treated as an adjustment to the Purchase Price for all foreign, federal, state and local income tax purposes.

            (d) The Indemnification provided for in this Article X shall survive any investigation at any time made by or on behalf of the Purchaser or any knowledge or information that the Purchaser may have.

            SECTION 10.5.     PROCEDURES RELATING TO TAX CLAIMS.

            If a claim is made by any Tax authority which, if successful, is likely to result in an indemnity payment to the Purchaser or any of its Affiliates pursuant to this Article X, the Purchaser shall notify the Seller of such claim (a "Tax Claim"), stating the nature and basis of such claim and the amount thereof, to the extent known. Failure to give such notice shall not relieve the Seller from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Seller is materially prejudiced thereby. The Seller will have the right, at its option, upon timely notice to the Purchaser, to assume control of any defense of any Tax Claim (other than a Tax Claim relating solely to Taxes of the Company for a Straddle Period) with its own counsel, provided, however, such counsel is reasonable satisfactory to the Purchaser. The Seller's right to control a Tax Claim will be limited to amounts in dispute which would be paid by the Seller or for which the Seller would be liable pursuant to this Article X. Costs of such Tax Claims are to be borne by the Seller unless the Tax Claim relates to taxable periods ending after the Closing Date, in which event such costs will be fairly apportioned. The Purchaser and the Company shall cooperate with the Seller in contesting any Tax Claim, which cooperation shall include the retention and, upon the Seller's request, the provision of records and information which are reasonably relevant to such Tax Claim and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. Notwithstanding the foregoing, the Seller shall neither consent nor agree (nor cause the Company to consent or agree) to the settlement of any Tax Claim with respect to any liability for Taxes that may affect the liability for any state or federal income tax of the Company or any Affiliated Group of which the Company is a member for any taxable period ending subsequent to the Closing Date without the prior written consent of the Purchaser, and neither the Seller, nor any Seller Entity, shall file an amended Tax Return that may affect the liability for Taxes of the Company without the prior written consent of the Purchaser. The Purchaser and the Seller shall jointly control all proceedings taken in connection with any claims for Taxes relating solely to a Straddle Period of the Company.

            SECTION 10.6.     PURCHASER'S INDEMNIFICATION OF SELLER.

            In the event that the Purchaser breaches any of its representations, warranties or covenants contained in this Agreement or in any certificate delivered by the Purchaser pursuant hereto and provided that, as to any claim for breach of representations or warranties, the Seller makes a written claim for indemnification against the Purchaser within the applicable survival period, if applicable, then the Purchaser agrees to indemnify the Seller and its Affiliates from and against all Damages the Seller and its Affiliates suffer resulting from or arising out of such event; provided, however, that the Seller shall not have any obligation to indemnify the Purchaser from and against any Damages resulting from the breach of any representation or warranty of the Purchaser (as opposed to any covenant of the Purchaser) contained in Article IV of this Agreement until the Seller has suffered aggregate Damages, by reason of all such breaches in excess of $25,000; provided further that (i) and Purchaser shall have no obligation to indemnify the Seller for the initial $25,000 in Damages, and (ii) no claim may be made by Seller under this Section unless such claim exceeds $10,000 in value. In any event, the maximum amount that Purchaser shall be required to pay as to all claims made under this Section shall be the maximum indemnification amount set forth in Section 10.2(a) for Seller's indemnification of Purchaser. For the purposes of this Section 10.5, the representations and warranties of Purchaser hereunder shall survive for a period of two (2) years after the Closing Date.


                                   ARTICLE XI.
                                   TERMINATION


            SECTION 11.1.     TERMINATION.

            Anything in this Agreement to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing and in no other manner:

            (a)   By mutual written consent of the Purchaser and the Seller;

            (b) By the Purchaser upon five (5) Business Days notice if, at or before the Closing Date, satisfaction of any condition set forth in Article VIII is or becomes impossible (other than through the breach by the Purchaser of any of its representations or warranties or the failure of the Purchaser to perform any of its obligations pursuant to this Agreement) and the Purchaser shall not have waived such condition in writing at or before the Closing Date;

            (c) By the Seller upon five (5) Business Days notice if, at or before the Closing Date, satisfaction of any condition set forth in Article VII is or becomes impossible (other than through the breach by the Seller of any of its representations or warranties or the failure of the Seller to perform any of its obligations pursuant to this Agreement) and the Seller shall not have waived such condition in writing at or before the Closing Date;

            (d) By the Purchaser or the Seller (if such terminating party is not then in default of any obligation hereunder), if the Closing has not occurred within 40 days following the date first set forth above; provided, however, that such date shall be extended for ten (10) Business Days after any notice given pursuant to Section 11.1(b) on or prior to such date; and provided that such date shall be further extended as required to enable Seller to respond in good faith and in timely fashion to comments from the SEC regarding the preliminary information statement to be sent to Seller's shareholders advising them of the transactions contemplated hereby; or

            (e) By the Purchaser if the Purchaser has reasonable grounds to believe that the Seller has violated the terms of Section 5.5.

            SECTION 11.2.     EFFECT OF TERMINATION; TERMINATION FEE.

            (a) In the event this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties hereunder shall terminate, except for the obligations set forth in Article X and in Sections 11.2(b), 12.3, 12.4, and 12.8, and except that nothing in this Section 11.2 shall relieve any party hereto of any liability for breach of any of the covenants or any of the representations or warranties contained in this Agreement prior to such termination.

            (b)   If (i) this Agreement is terminated pursuant to
Section 11.1(e), and (ii) a Business Combination shall occur within eighteen months after the date this Agreement is terminated, then the Seller shall immediately, upon consummation of such Business Combination, pay to the Purchaser in same day funds all reasonable, documented attorneys', accountants', consultants' and other out-of-pocket expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement. For purposes of this Agreement, the term "Business Combination" means any of the following events: (i) the Company, directly or indirectly, is acquired by merger or otherwise by any person or group, including, without limitation, any officer or director or any group which includes such officer or director as a member (a "Third Party"); (ii) the Company or the Seller enters into an agreement with a Third Party which contemplates the acquisition, directly or indirectly, of 30% or more of the total assets of the Company; (iii) the Company or the Seller enters into a stock purchase, subscription, merger, consolidation, share exchange or other agreement with a Third Party which contemplates the acquisition, directly or indirectly, of 30% or more of the outstanding shares of the Company's capital stock; (iv) a Third Party directly or indirectly acquires 30% or more of the total assets of the Company; (v) a Third Party directly or indirectly acquires 30% or more of the outstanding shares of the Company's capital stock; or (vi) the Company or the Seller adopts a plan of liquidation relating to 30% or more of the total assets of the Company.

                                  ARTICLE XII.
                            MISCELLANEOUS PROVISIONS

            SECTION 12.1.     NOTICES.

            All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Seller and to the Purchaser at the addresses indicated below:

      If to the Seller:               Aladdin Systems Holdings, Inc.
                                      245 Westridge Dr.
                                      Watsonville, CA 95076
                                      Fax: (831) 761-6206


      With a copy to:                 Cyruli Shanks & Zizmor, LLP
      (which shall not                420 Lexington Avenue, Suite 2020
      constitute notice)              New York, New York 10170
                                      212-661-6800
                                      Attn: Paul Goodman, Esq.
                                      212-661-5350 (Fax)


      If to the Purchaser:            International Microcomputer Software, Inc.
                                      75 Rowland Way
                                      Novato, CA 94945-5037
                                      Attn: Gordon Landies, President
                                      Fax: (415) 897-2544


      With a copy to:                 Niesar & Diamond LLP
      (which shall not                90 New Montgomery Street, 9th Floor
      constitute notice)              San Francisco, CA 94105
                                      Attn: Gerald V. Niesar, Esq.
                                      Fax: (415) 882-5400


or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

            SECTION 12.2.     AMENDMENTS.

            The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both of the parties hereto.

            SECTION 12.3.     ANNOUNCEMENTS.

            All press releases, notices to customers and suppliers and similar public announcements prior to or within five days after the Closing Date with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both the Purchaser and the Seller prior to the issuance thereof; provided that either party may make any public disclosure it believes in good faith is required by law, regulation or rule of any stock exchange on which its securities are traded (in which case the disclosing party shall use reasonable efforts to advise the other party prior to making such disclosure and to provide the other party a reasonable opportunity to review the proposed disclosure).

            SECTION 12.4.     EXPENSES.

            Except as expressly set forth in this Agreement, each party to this Agreement shall bear all of its legal, accounting, investment banking, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

            SECTION 12.5.     ENTIRE AGREEMENT.

            This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 12.6.     DESCRIPTIVE HEADINGS.

            The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            SECTION 12.7.     COUNTERPARTS.

            For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

            SECTION 12.8.     GOVERNING LAW; JURISDICTION.

            (a) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed therein without regard to principles of conflicts of law.

            (b) Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of California or of the United States of America for the Northern District of California, and, by execution and delivery of this Agreement, the parties hereto hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            SECTION 12.9.     CONSTRUCTION.

            The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) including means "including but not limited to"; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; and (e) "$" means the currency of the United States of America.

            SECTION 12.10.     SEVERABILITY.

            In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

            SECTION 12.11.     SPECIFIC PERFORMANCE.

            Without limiting or waiving in any respect any rights or remedies of Purchaser under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

            IN WITNESS WHEREOF, the Seller and the Purchaser have executed and delivered this Agreement as of the day and year first written above.


      SELLER                          Aladdin Systems Holdings, Inc.

                                      By: /s/ Jonathan Kahn
                                          --------------------------
                                          Name: Jonathan Kahn
                                          Title: President



      PURCHASER                       International Microcomputer Software, Inc.

                                      By: /s/ Gordon Landies
                                          --------------------------
                                          Name: Gordon Landies
                                          Title: President